EXHIBIT 6






                           STOCK PURCHASE AGREEMENT


                                  dated as of


                                March 27, 1996


                                    between



                                RCN Corporation



                                      and



                               C-TEC Corporation









                             TABLE OF CONTENTS(1)

                                                                        Page
                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01.     Definitions..................................  2


                                  ARTICLE II

                               PURCHASE AND SALE

         SECTION 2.01.     Purchase and Sale of the UrbanNet Business... 12
         SECTION 2.02.     Purchase and Sale of the CIT
                           Businesses................................... 14
         SECTION 2.03.  Consideration of Other Structures............... 17
         SECTION 2.04.  Construction of Agreement as it Relates to the
                           Closings..................................... 17
         SECTION 2.05.  Elections Under Section 338(h)(10) and Section
                           197(f)....................................... 18


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

         SECTION 3.01.     Corporate Organization....................... 18
         SECTION 3.02.     Capitalization; Title to Shares.............. 18
         SECTION 3.03.     Authorization; Validity of
                           Agreement.................................... 19
         SECTION 3.04.     No Conflict or Violation..................... 20
         SECTION 3.05.     Consents and Approvals....................... 20
         SECTION 3.06.     Financial Statements......................... 21
         SECTION 3.07.     Absence of Certain Changes................... 21
         SECTION 3.08.     Absence of Undisclosed Liabilities........... 21
         SECTION 3.09.     Title to Properties; Encumbrances............ 21
         SECTION 3.10.     Litigation................................... 22
         SECTION 3.11.     Material Contracts........................... 22
         SECTION 3.12.     Compliance with Laws; No Defaults............ 23
         SECTION 3.13.     Finders' Fees................................ 23
         SECTION 3.14.     Environmental Matters........................ 23

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         SECTION 4.01.     Corporate Organization....................... 23
         SECTION 4.02.     Authorization; Validity of
                           Agreement.................................... 24
         SECTION 4.03.     Title to the C-TEC Shares.................... 24
         SECTION 4.04.     No Conflict or Violation..................... 24
         SECTION 4.05.     Consents and Approvals....................... 24
         SECTION 4.06.     Finders' Fees................................ 25
         SECTION 4.07.     Litigation................................... 25
         SECTION 4.08.     Investment Intent and Knowledge.............. 25
         SECTION 4.09.     Balance Sheet................................ 26
         SECTION 4.10.     Freedom Investment........................... 26


                                   ARTICLE V

                              COVENANTS OF SELLER

         SECTION 5.01.     Conduct of the Company....................... 26
         SECTION 5.02.     Access to Information........................ 26
         SECTION 5.03.     Notice of Certain Events..................... 27
         SECTION 5.04.     Noncompetition............................... 27


                                  ARTICLE VI

                              COVENANTS OF BUYER

         SECTION 6.01.     Confidentiality.............................. 28
         SECTION 6.02.     Standstill................................... 28
         SECTION 6.03.     Change of Name............................... 29


                                  ARTICLE VII

                           COVENANTS OF BOTH PARTIES

         SECTION 7.01.     Best Efforts................................. 29
         SECTION 7.02.     Certain Filings.............................. 30
         SECTION 7.03.     Public Announcements......................... 30
         SECTION 7.04.     Books and Records............................ 30
         SECTION 7.05.     Intercompany Accounts........................ 31
         SECTION 7.06.     Section 338(h)(10) Elections................. 31
         SECTION 7.07.     Section 197(f) Election...................... 32


                                 ARTICLE VIII

                                  TAX MATTERS

         SECTION 8.01.     Tax Definitions.............................. 33
         SECTION 8.02.     Tax Representations.......................... 34
         SECTION 8.03.     Covenants.................................... 36
         SECTION 8.04.     Federal Tax Sharing.......................... 36
         SECTION 8.05.     Tax Returns.................................. 40
         SECTION 8.06.     Other Tax Matters............................ 40
         SECTION 8.07.     Cooperation on Tax Matters................... 40
         SECTION 8.08.     Tax Indemnification.......................... 41
         SECTION 8.09.     Survival..................................... 44


                                  ARTICLE IX

                               EMPLOYEE BENEFITS

         SECTION 9.01.     Employee Benefit Plans....................... 44
         SECTION 9.02.     Pension Plan................................. 45
         SECTION 9.03.     Individual Account Plan...................... 46
         SECTION 9.04.     Other Employee Plans......................... 47
         SECTION 9.05.     Insurance Coverage........................... 47
         SECTION 9.06.     Third Party Beneficiaries.................... 48


                                   ARTICLE X

                               OTHER AGREEMENTS

         SECTION 10.01.    Repurchase Option............................ 48
         SECTION 10.02.    Subsequent Sale of the CLD Business or the
                           International
                           Business..................................... 53
         SECTION 10.03.    Management and Operating Services............ 54
         SECTION 10.04.    Corporate Opportunity........................ 56
         SECTION 10.05.    Trademark Assignments and License............ 57
         SECTION 10.06.    Assignment of UrbanNet Warrant............... 57
         SECTION 10.07.    Amendment of Interim Budget.................. 58


                                  ARTICLE XI

                             CONDITIONS TO CLOSING

         SECTION 11.01.    Conditions to Closing in UrbanNet Business
                           Transaction.................................. 58
         SECTION 11.02.    Conditions to Closing in CIT Businesses
                           Transaction.................................. 62


                                  ARTICLE XII

                           SURVIVAL; INDEMNIFICATION

         SECTION 12.01.    Survival..................................... 66
         SECTION 12.02.    Indemnification.............................. 67
         SECTION 12.03.    Procedures................................... 67
         SECTION 12.04.    Gross-Up..................................... 68


                                 ARTICLE XIII

                                  TERMINATION

         SECTION 13.01.    Termination.................................. 68
         SECTION 13.02.    Procedure; Effect of Termination............. 69


                                  ARTICLE XIV

                                 MISCELLANEOUS

         SECTION 14.01.    Successors and Assigns....................... 70
         SECTION 14.02.    Expenses..................................... 70
         SECTION 14.03.    Notices...................................... 70
         SECTION 14.04.    Entire Agreement............................. 71
         SECTION 14.05.    Waivers and Amendments....................... 72
         SECTION 14.06.    Severability................................. 72
         SECTION 14.07.    Titles and Headings.......................... 72
         SECTION 14.08.    Counterparts................................. 72
         SECTION 14.09.    Enforcement of the Agreement................. 72
         SECTION 14.10.    Governing Law................................ 73
         SECTION 14.11.    Arbitration.................................. 73



         Schedule 1.01           Interim Budgets
         Schedule 3.02           Capital Stock and Shares Outstanding
         Schedule 3.05(a)        Governmental Authorizations Required
         Schedule 3.05(b)        Consents Required
         Schedule 3.07           Certain Changes
         Schedule 3.10           Litigation
         Schedule 3.11           Material Contracts
         Schedule 3.12           Compliance with Laws
         Schedule 7.05           Intercompany Accounts
         Schedule 8.02           Tax Representations

         Exhibit A               UrbanNet Warrant
         Exhibit B               Services Agreement
________________
      (1)The Table of Contents is not a part of this Agreement.



                           STOCK PURCHASE AGREEMENT

               AGREEMENT dated as of March 27, 1996 between C-TEC Corporation, a Pennsylvania corporation ("Seller" or "C-TEC"), and RCN Corporation, a Delaware corporation ("Buyer" or "RCN"),

                             W I T N E S S E T H :

               WHEREAS, Seller owns the CLD Business, the International Business and the TEC Air Business (each as hereinafter defined, and collectively, the "CIT Businesses"), and the UrbanNet Business (as hereinafter defined and, together with the CIT Businesses, the "Developmental
Businesses");

               WHEREAS, the Board of Directors of Seller is considering a C-TEC Restructuring (as hereinafter defined);

               WHEREAS, Seller has determined that the Developmental Businesses will require significant amounts of additional capital for the foreseeable future;

               WHEREAS, Seller has concluded that it would be inappropriate to provide additional capital to the Developmental Businesses until and unless it determines not to pursue a C-TEC Restructuring;

               WHEREAS, Seller has determined that failing to provide additional capital to the Developmental Businesses at this time would be detrimental to those businesses;

               WHEREAS, Seller has therefore concluded that it is in Seller's best interests to dispose of the Developmental Businesses now, in conjunction with the possible completion of a C-TEC Restructuring;

               WHEREAS, Seller owns directly or indirectly 100 shares (the "Company Shares") of common stock, $1.00 par value (the "Company Common Stock"), of Commonwealth Long Distance Company, a Pennsylvania corporation (the "Company" or "CLD"), constituting 100% of the issued and outstanding capital stock of the Company;

               WHEREAS, Seller owns directly or indirectly 100 shares (the "UrbanNet Shares") of common stock, $1.00 par value (the "UrbanNet Common Stock"), of Residential Communications Network, Inc., a Delaware corporation (the "UrbanNet Parent"), constituting 100% of the issued and outstanding capital stock of the UrbanNet Parent;

               WHEREAS, Buyer desires to purchase (directly or through a Buyer Designee, as defined below) the Developmental Businesses by purchasing (i) the UrbanNet Shares from Seller after the UrbanNet Business has been reorganized such that it is owned directly or indirectly by the UrbanNet Parent and (ii) the Company Shares from Seller after the CIT Businesses have been reorganized such that they are owned directly or indirectly by the Company, and Seller desires to sell the Developmental Businesses by selling the Company Shares and the UrbanNet Shares to Buyer after such reorganizations, all upon the terms and subject to the conditions hereinafter set forth;

               WHEREAS, a Special Committee of the Board of Directors of the Seller (the "Special Committee") has been established by the Seller to review the transactions contemplated hereby;

               WHEREAS, the financial advisor to the Special Committee has delivered (i) an opinion as of the date of this Agreement to the effect that the CIT Purchase Price is fair to the Seller from a financial point of view (the "CIT Fairness Opinion") and (ii) an opinion as of the date of this Agreement to the effect that the UrbanNet Purchase Price is fair to the Seller from a financial point of view (the "UrbanNet Fairness Opinion); and

               WHEREAS, in order to provide Seller a continuing equity interest in the UrbanNet Business, UrbanNet Parent will issue to Seller, prior to the First Closing, a warrant to purchase an equity interest in UrbanNet Parent;

               NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

               Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

               "Adjusted LIBOR Rate" applicable to any interest period means
(i) 1%, plus (ii) the offered rate which appears on the Telerate Page 3750 for U.S. Dollar deposits as of 11:00 a.m., London time, on the first business day of such interest period for a period of time comparable to such interest period.

               "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person; provided that none of the Company, the UrbanNet Parent or any Subsidiary shall be considered an Affiliate of Buyer prior to the First or Second Closing, as applicable.

               "Aggregate CIT Contribution Amount" means the total of the CLD Closing Contribution Amount and the TEC Air Closing Contribution Amount.

               "Aggregate CIT Distribution Amount" means the total of the CLD Closing Distribution Amount, the International Closing Distribution Amount and the TEC Air Closing Distribution Amount.

               "Allocable CIT Interest Amount" means, with respect to any Person, that portion of the CIT Interest Amount, if any, which is fairly allocable to such Person.

               "Balance Sheets" means the balance sheets of (i) CLD, (ii) International, (iii) TEC Air, (iv) UrbanNet Parent and the UrbanNet Subsidiaries (other than RCN of Delaware) (on a pro forma consolidated basis) and (v) RCN of Delaware, respectively, as of December 31, 1995. The Balance Sheets are part of the Financial Statements referred to in the definition of "Financial Statements".

               "Balance Sheet Date" means December 31, 1995.

               "Benefit Arrangement" means any employment, severance or similar contract, arrangement or policy, or any plan or arrangement (whether or not written) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan, (ii) is entered into or maintained, as the case may be, by the Seller or any of its Affiliates and (iii) covers any employee or former employee of the Company, the UrbanNet Parent or the Subsidiaries.

               "Buyer Designee" means a direct or indirect subsidiary of Buyer, or any other Person controlled by Buyer, designated by Buyer to effectuate the transactions contemplated by this Agreement. No such designation by Buyer shall relieve Buyer of its obligations hereunder. For purposes of this Agreement, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person through ownership of voting securities (or their equivalents).

               "CLD Business" means the long distance telephone business operated as of the date hereof primarily through CLD.

               "CLD Closing Contribution Amount" means the Contribution Amount with respect to Contributions made directly or indirectly by Seller to the capital of CLD subsequent to the date hereof and prior to the Second Closing.

               "CLD Closing Distribution Amount" means the Distribution Amount with respect to Distributions made by CLD directly or indirectly to Seller subsequent to the date hereof and prior to the Second Closing.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Contribution" means, with respect to any Person, an equity investment in such Person whether by means of a contribution to capital, a purchase of equity securities, capitalization of intercompany accounts (including pursuant to Section 2.01(e) hereof) or otherwise, but only includes, for purposes of Section 2.02, such an equity investment in the Company, International or TEC Air to the extent such investment exceeds the net indebtedness on the date hereof of such corporation to Seller and its Affiliates.

               "Contribution Amount" means, with respect to any Person and for any period, the combined value of all cash, cash equivalent and non-cash Contributions made to such Person during such period; provided that any such non-cash Contributions shall be valued at their Fair Market Value at the time of contribution. For purposes of this definition, transactions will be accounted for on the basis of their economic substance not their form. For example a Contribution by CLD to International after the Second Closing would be treated as (i) a Contribution by Buyer to International and (ii) a Distribution by CLD to Buyer.

               "C-TEC Board Approval" means the approval of the Board of Directors of C-TEC, including a majority of the independent directors.

               "C-TEC Class B Shares" means shares of Class B common stock, par value $1.00 per share, of Seller.

               "C-TEC Common Shares" means shares of common stock, par value $1.00 per share, of Seller.

               "C-TEC Restructuring" means one of the strategic alternatives being evaluated by the Board of Directors of Seller as of the date hereof which would involve either (i) a separation of all or substantially all of the domestic cable television business of Seller, on the one hand, and all or substantially all of the local telephone business of Seller, on the other hand, pursuant to a sale, spin-off or similar disposition of one or both such businesses or (ii) a disposition of all or substantially all of such businesses together, including in the case of both (i) and (ii) a disposition by means of a merger or other business combination involving the Seller.

               "C-TEC Shares" means, collectively, C-TEC Class B Shares and C-TEC Common Shares.

               "C-TEC Total Voting Power" means the aggregate number of votes which may be cast by holders of outstanding C-TEC Shares.

               "Distribution" means, with respect to any Person, a distribution by such Person to its shareholders or other owners whether by means of dividend, extraordinary distribution, return of capital, redemption of non-debt securities or otherwise, provided that, with respect to each of the Company, International and TEC Air, the excess, if any, of (i) the net indebtedness on the date hereof of such corporation to Seller and its Affiliates over (ii) the net indebtedness of such corporation to Seller and its Affiliates that is capitalized pursuant to Section 2.01(e), will be treated as a Distribution by such corporation to Seller for purposes of Section 2.02.

               "Distribution Amount" means, with respect to any Person and for any period, the combined value of all cash, cash equivalent and non-cash Distributions made by such Person during such period; provided that any such non-cash Distributions shall be valued at their Fair Market Value at the time of distribution. For purposes of this definition, transactions will be accounted for on the basis of their economic substance, not their form. For example, a Distribution by International to CLD after the Second Closing would be treated as (i) a Distribution by International to Buyer and (ii) a Contribution by Buyer to CLD.

               "Employee Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that, (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Seller or any of its ERISA Affiliates and (iii) covers any employee or any former employee of the Company, the UrbanNet Parent or any of the Subsidiaries.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Fair Market Value" means the value mutually agreed upon by Buyer and Seller and which obtains C-TEC Board Approval. If Buyer and Seller are unable to mutually agree on a value, the matter shall be submitted to an investment banking firm mutually acceptable to both parties and the determination of such firm shall be conclusive.

               "Financial Statements" means the unaudited balance sheets and income statements as of and for the year ended December 31, 1995 of (i) CLD,
(ii) International,
(iii) TEC Air, (iv) UrbanNet Parent and the UrbanNet Subsidiaries (other than RCN of Delaware) (on a pro forma consolidated basis) and (v) RCN of Delaware, respectively.

               "First Closing Date" means the date of the First Closing.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "Individual Account Plan" means the Common-Wealth Builder Defined Contribution Plan for C-TEC Corporation.

               "Interim Budget" means, with respect to each Developmental Business, the budget delivered by Seller to the Special Committee on the date hereof and attached hereto as Schedule 1.01 (as amended, if applicable, pursuant to Section 10.07), describing among other things all projected Contributions to, and Distributions from, such Developmental Business through December 31, 1996. If necessary for purposes of this Agreement, the Interim Budgets will be revised in a manner mutually acceptable to both parties to cover calendar year 1997.

               "International" means C-TEC International, Inc., a Delaware corporation.

               "International Business" means the business of investing in and developing the Mexican cable television industry, which business is conducted as of the date hereof primarily through International and includes (i) the Megacable Interest and (ii) the Mazon Note.

               "International Closing Distribution Amount" means the Distribution Amount with respect to Distributions made directly or indirectly to Seller by International after the date hereof and prior to Second Closing.

               "IRS" means the Internal Revenue Service.

               "IT Subsidiaries" means International and TEC Air.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

               "Material Adverse Effect" means a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or results of operations of (i) UrbanNet Parent and the UrbanNet Subsidiaries taken as a whole, or (ii) the Company and the IT Subsidiaries taken as whole, as the case may be.

               "Mazon Note" means the promissory note dated January 25, 1996 pursuant to which Mazon Corporativo, S.A. de C.V. has agreed to pay to International $13,088,000, plus interest thereon, on April 30, 1998.

               "Megacable Interest" means the 40% interest in Megacable S.A. de C.V. owned by International, together with all rights and obligations relating thereto.

               "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

               "Ordinary Course" means, with respect to any Person, the ordinary course of business of such Person consistent with past practice with such exceptions as may be substantially consistent with the Interim Budgets.

               "PBGC" means the Pension Benefit Guaranty Corporation.

               "Pension Plan" means C-TEC Corporation Employees' Retirement Plan, as amended and restated as of January 1, 1989.

               "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government (United States or foreign) or political subdivision or an agency or instrumentality thereof.

               "RCN of Delaware" means Residential Communications Network of Delaware, Inc., a Delaware corporation (formerly, C-TEC Cable University Systems, Inc.)

               "Second Closing Date" means the date of the Second Closing.

               "Section 355 Covenants" means the covenants of Seller contained in Section 8.03 hereof.

               "Subsidiaries" means, collectively, the IT Subsidiaries and the UrbanNet Subsidiaries.

               "TEC Air" means TEC Air, Inc., a Delaware corporation.

               "TEC Air Business" means the business of owning and operating a Falcon 200 jet aircraft conducted as of the date hereof primarily through TEC Air.

               "TEC Air Closing Contribution Amount" means the Contribution Amount with respect to Contributions made directly or indirectly by Seller to TEC Air after the date hereof and prior to the Second Closing.

               "TEC Air Closing Distribution Amount" means the Distribution Amount with respect to Distributions made directly or indirectly to Seller by TEC Air after the date hereof and prior to the Second Closing.

               "Title IV Plan" means an Employee Plan, other than any Multiemployer Plan, subject to Title IV of ERISA.

               "UrbanNet Business" means Seller's interest in the alternative residential cable television, telephone and network business operated as of the date hereof primarily through the UrbanNet Companies. The UrbanNet Business is operated as of the date hereof under the name "RCN".

               "UrbanNet Closing Contribution Amount" means the excess of the Contribution Amount with respect to all Contributions made directly or indirectly by Seller to the UrbanNet Companies prior to the First Closing (including those made prior to the date hereof) over $6,000,000; provided that
(i) if the First Closing Date is later than 90 days after the date hereof, the UrbanNet Closing Contribution Amount shall be increased by an amount equal to the interest that would have accrued on all such excess Contributions made prior to the date hereof if such Contributions had borne interest at the Adjusted LIBOR Rate for the period from and including the day which is 91 days after the date hereof to but excluding the First Closing Date, and (ii) if any Contribution is made after the date hereof, then the UrbanNet Closing Contribution Amount will be increased by an amount equal to the interest that would have accrued on each such Contribution had it borne interest at the Adjusted LIBOR Rate for the period from and including the date of such Contribution to but excluding the First Closing Date. For purposes hereof intercompany transactions among the UrbanNet Companies shall be disregarded.

               "UrbanNet Closing Distribution Amount" means the Distribution Amount with respect to all Distributions made directly or indirectly to Seller by the UrbanNet Companies prior to the First Closing (including those made prior to the date hereof). For purposes hereof, intercompany transactions among the UrbanNet Companies will be disregarded.

               "UrbanNet Companies" means UrbanNet Parent and UrbanNet Subsidiaries.

               "UrbanNet Parent" means Residential Communications Network, Inc., a Delaware corporation.

               "UrbanNet Subsidiaries" means RCN Operating Services, Inc., a New Jersey corporation; Residential Communications Network of Washington, Inc., a Washington corporation; Residential Communications Network of Pennsylvania, Inc., a Pennsylvania corporation; Residential Communications Network of Massachusetts, Inc., a Massachusetts corporation; Residential Communications Network of Maryland, Inc., a Maryland corporation; Residential Communications Network of Illinois, Inc., an Illinois corporation; Residential Communications Network of New York, Inc., a New York corporation; Residential Communications Network of Michigan, Inc., a Michigan corporation; Residential Communications Network of California, Inc., a California corporation; and Residential Communications Network of Delaware, Inc., a Delaware corporation.

               (b) Each of the following terms is defined in the Section set forth opposite such term:

                     Term                                   Section
                     ____                                   _______

               Accounting Referee                              8.04
               Action                                          3.10
               Alternative Purchase Structure                  2.02
               Authorizing Board Resolution                   10.01
               Base UrbanNet Consideration                     2.01
               Buyer                                        Preamble
               CCI                                            10.03
               Certificate Date                               10.01
               CIT                                             8.01
               CIT Businesses                               Preamble
               CIT Cash Consideration                          2.02
               CIT Class B Consideration                       2.02
               CIT Common Stock Consideration                  2.02
               CIT Fairness Opinion                         Preamble
               CIT Interest Amount                             2.02
               CIT Internal Reorganization                     2.02
               CIT Purchase Price                              2.02
               CLD                                          Preamble
               CLD License Agreement                          10.05
               Commonwealth Companies                          2.02
               Company                                      Preamble
               Company Common Stock                         Preamble
               Company Shares                               Preamble
               Continuing Businesses                          10.04
               Contracts                                       3.11
               Covered Business                               10.02
               Covered Business Sale                          10.02
               C-TEC                                        Preamble
               C-TEC Businesses                               10.03
               C-TEC Restructuring Closing                    10.03
               C-TEC Restructuring Termination Date            6.02
               C-TEC Services                                 10.03
               Designated Businesses                          10.01
               Developmental Businesses                     Preamble
               Developmental Business Assets                   3.09
               Exercise Notice                                10.01
               Facilities                                     10.03
               Federal Tax                                     8.01
               First Closing                                   2.01
               First Trademark Agreement                      10.05
               Freedom                                        10.04
               Freedom Interest                               10.04
               Freedom Investment                             10.04
               Indemnified Party                              12.03
               Indemnifying Party                             12.03
               International Asset Transaction                 2.02
               IRR Interest Amount                            10.01
               IT Shares                                       3.02
               Letter Ruling                                   2.02
               Liberty                                        10.04
               Liberty Transaction                            10.04
               Losses                                         12.02
               MFS                                             3.02
               Mazon Interest Amount                           2.02
               Net Investment                                 10.02
               Net Profit                                     10.02
               Operating Services                             10.03
               Other Transferred Employees                     9.02
               Outstanding Shares                              3.02
               Post-Closing Tax Period                         8.01
               Post-First Closing Tax Period                  10.01
               Post-Second Closing Tax Period                 10.01
               Post Restructuring Term                        10.03
               Pre-Closing Tax Period                          8.01
               Pre-First Closing Tax Period                   10.01
               Pre-Second Closing Tax Period                  10.01
               Pro Forma Return                                8.04
               Purchased Corporations                         10.01
               RCN                                          Preamble
               RCN Businesses                                 10.03
               RCN Services                                   10.03
               Repurchase Closing                             10.01
               Repurchase                                     10.01
               Repurchase Allocated Price                     10.01
               Repurchase Option                              10.01
               Repurchase Option Period                       10.01
               Repurchase Price                               10.01
               Repurchase Price Certificate                   10.01
               Repurchase Price Request                       10.01
               Returns                                         8.02
               Second Closing                                  2.02
               Section 197(f)    Election                      2.05
               Section 338(h)(10) Elections                    2.05
               Seller                                       Preamble
               Seller Group                                    8.01
               Services                                       10.03
               Services Agreement                             10.03
               Special Committee                            Preamble
               Spin-off                                        2.02
               Successor Individual Account Plan               9.03
               Surviving Covenants                            12.01
               Surviving Representations                      12.01
               Tax                                             8.01
               Tax Indemnification Period                      8.01
               Tax Loss                                        8.08
               Tax Sharing Agreement                           8.01
               Taxing Authority                                8.01
               Third Party Agreement                          10.01
               TMH                                            10.05
               Transferred Employee                            9.02
               UrbanNet Common Stock                        Preamble
               UrbanNet Fairness Opinion                    Preamble
               UrbanNet Internal Reorganization                2.01
               UrbanNet Parent                              Preamble
               UrbanNet Purchase Price                         2.01
               UrbanNet Shares                              Preamble
               UrbanNet Transferred Employees                  9.02
               UrbanNet Warrant                                2.01
               Vesting Date                                    9.02


                                  ARTICLE II

                               PURCHASE AND SALE

               SECTION 2.01.     Purchase and Sale of the UrbanNet Business.
(a) Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the UrbanNet Shares at the First Closing. The purchase price for the UrbanNet Shares (the "UrbanNet Purchase Price") is $6,000,000 (the "Base UrbanNet Consideration"), (i) increased by the UrbanNet Closing Contribution Amount and
(ii) reduced by the UrbanNet Closing Distribution Amount; provided that if the First Closing Date is later than 90 days after the date hereof, the UrbanNet Purchase Price shall be increased by an amount equal to the interest that would have accrued on the Base UrbanNet Consideration had the Base UrbanNet Consideration borne interest at the Adjusted LIBOR Rate for the period from and including the day which is 91 days after the date hereof to but excluding the First Closing Date. The UrbanNet Purchase Price shall be paid as provided in Section 2.01(b).

               (b) First Closing. The closing (the "First Closing") of the purchase and sale of the UrbanNet Shares hereunder shall take place at the offices of Seller, 105 Carnegie Center, Princeton, New Jersey on the fifth business day after satisfaction or waiver of all conditions set forth in
Section 11.01, or at such other time or place as Buyer and Seller may agree. At the First Closing,

               (i) Buyer shall pay to Seller the UrbanNet Purchase Price by wire transfer in immediately available funds to an account in the United States, which account shall be designated by Seller no later than two business days prior to the First Closing Date.

               (ii) Seller shall deliver, or cause to be delivered, to Buyer certificates for the UrbanNet Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto. Each certificate representing the UrbanNet Shares shall bear a legend substantially in the following form:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SHARES. THE SHARE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM."

               (iii) Seller shall not deliver to Buyer the UrbanNet Warrant referred to in Section 2.01(d).

               (c) Determination of UrbanNet Contribution and Distribution Amounts. Two business days prior to the First Closing Date, Seller shall deliver to Buyer a certificate executed by the Chairman, the President or any Vice President of Seller setting forth the UrbanNet Closing Contribution Amount and the UrbanNet Closing Distribution Amount, and reasonable detail regarding the calculation of such amounts. If, after the Seller closes the books of the UrbanNet Business as of the First Closing Date, either or both of the actual UrbanNet Closing Contribution Amount and UrbanNet Closing Distribution Amount are different from those amounts set forth in the certificate delivered to Buyer prior to the First Closing Date, then appropriate adjustment payments shall be made promptly by Buyer to Seller or by Seller to Buyer, as the case may be. If Buyer shall disagree as to any amount described in this Section, the parties will promptly resolve the dispute in good faith. Prior to the First Closing, Seller will act in good faith in connection with any transaction that may be construed as a Contribution to or a Distribution by any UrbanNet Company.

               (d) Internal Reorganization; UrbanNet Warrant. Prior to the First Closing, Seller will cause all of the UrbanNet Subsidiaries to be direct or indirect wholly owned subsidiaries of UrbanNet Parent (the "UrbanNet Internal Reorganization"). Immediately prior to the First Closing, UrbanNet Parent will issue to Seller a warrant to purchase an equity interest in UrbanNet Parent, which warrant will be in the form set forth as Exhibit A hereof (the "UrbanNet Warrant"). The transactions described in this Section 2.01(d) and any Distributions made by UrbanNet Parent or the UrbanNet Subsidiaries indirectly or directly to Seller subsequent to the date hereof and prior to the First Closing which are unrelated to the UrbanNet Business shall be disregarded for purposes of calculating Contribution Amounts and Distribution Amounts.

               (e) Intercompany Amounts. Prior to the First Closing, Seller will capitalize all intercompany obligations owed to Seller or any of its Affiliates by the UrbanNet Companies. Prior to the Second Closing, Seller will capitalize all intercompany obligations owed to Seller or any of its Affiliates by the Company and the IT Subsidiaries.

               SECTION 2.02. Purchase and Sale of the CIT Businesses. (a) Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Company Shares at the Second Closing. The purchase price for the Company Shares (the "CIT Purchase Price") is $100,088,000, (i) increased by the sum of (a) the Aggregate CIT Contribution Amount and (b) the accrued interest on the Mazon Note as of the Second Closing Date (the "Mazon Interest Amount"), and (ii) reduced by the Aggregate CIT Distribution Amount.

               The CIT Purchase Price may be paid in any combination, as determined by Buyer in its sole discretion, of (i) cash (the "CIT Cash Consideration"), (ii) a number of C-TEC Class B Shares (the "CIT Class B Consideration") and (iii) a number of C-TEC Common Shares (the "CIT Common Stock Consideration"), where the aggregate value of (i), (ii) and (iii) equals the CIT Purchase Price; provided that if (x) the Second Closing does not occur on or prior to the 90th day hereafter and (y) Buyer elects to pay all or a portion of the CIT Purchase Price in cash, then the CIT Purchase Price and the CIT Cash Consideration will each be increased by an amount (the "CIT Interest Amount") equal to the interest that would have accrued on that portion of the CIT Purchase Price which would have been paid in cash but for the effect of this proviso if such portion had borne interest at the Adjusted LIBOR Rate for the period from and including the day which is 91 days after the date hereof to but excluding the Second Closing Date. If the CIT Purchase Price includes any amount in respect of a Contribution made to, or a Distribution made by, one of the CIT Businesses after the 91st day after the date hereof, the CIT Interest Amount will be adjusted appropriately. Buyer shall notify Seller not later than two business days before the Second Closing Date of Buyer's determination as to the allocation of the consideration it will deliver. The Purchase Price shall be paid as provided in Section 2.02(b).

               For purposes of this Section 2.02, (i) the CIT Class B Consideration, if any, shall be valued based on the average closing price of C-TEC Class B Shares on the Nasdaq SmallCap Market for the ten trading days ending on the earlier of the Second Closing Date and 90 days after the date hereof; and (ii) the CIT Common Stock Consideration, if any, shall be valued based on the average closing price of C-TEC Common Shares on the Nasdaq Stock Market for the ten trading days ending on the earlier of the Second Closing Date and 90 days after the date hereof.

               The parties agree that no Contributions will be made to International between the date hereof and the Second Closing Date.

               (b) Second Closing. The closing (the "Second Closing") of the purchase and sale of the Company Shares hereunder shall take place at the offices of Seller, 105 Carnegie Center, Princeton, New Jersey on the fifth business day after satisfaction or waiver of all conditions set forth in
Section 11.02, or at such other time or place as Buyer and Seller may agree. At the Second Closing,

               (i)  Buyer shall deliver to Seller:

               (A) the CIT Cash Consideration, if any, by wire transfer in immediately available funds to an account in the United States, which account shall be designated by Seller no later than two business days prior to the Second Closing Date;

               (B) certificates for the CIT Class B Consideration, if any, duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto; and

               (C) certificates for the CIT Common Stock Consideration, if any, duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

               (ii) Seller shall deliver, or cause to be delivered, to Buyer certificates for the Company Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto. Each certificate representing the Company Shares shall bear a legend substantially in the following form:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SHARES. THE SHARE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM."

               (c) Determination of CIT Contribution and Distribution Amounts. Two business days prior to the Second Closing Date, Seller shall deliver to Buyer a certificate executed by the Chairman, the President or any Vice President of Seller setting forth the Aggregate CIT Contribution Amount, the Aggregate CIT Distribution Amount, the Mazon Interest Amount and reasonable detail regarding the calculation of such amounts. If, after the Seller closes the books of the CIT Businesses as of the Second Closing Date, any or all of the actual amounts referred to in the preceding sentence are different from those amounts set forth in the certificate delivered to Buyer prior to the Second Closing Date, then appropriate adjustment payments shall be made promptly by Buyer to Seller or by Seller to Buyer, as the case may be. If Buyer shall disagree as to any amount described in this Section, the parties will promptly resolve the dispute in good faith. Prior to the Second Closing, Seller will act in good faith in connection with any transaction that may be construed as a Contribution to or a Distribution by the Company, International or TEC Air.

               (d) Internal Reorganization. If the Alternative Purchase Structure (as hereinafter defined) is not elected, then, prior to the Second Closing, Seller will cause the IT Subsidiaries to be direct or indirect wholly owned subsidiaries of CLD (the "CIT Internal Reorganization"). Both the transaction described in this Section 2.02(d) and any Distributions made by CLD or the IT Subsidiaries directly or indirectly to Seller subsequent to the date hereof and prior to the Second Closing which are unrelated to the CIT Businesses (including, without limitation, the distribution by the Company of its interest in the C-DON Partnership, a Pennsylvania general partnership) shall be disregarded for purposes of calculating Contribution Amounts and Distribution Amounts.

               (e) Exclusion of CLD. The parties acknowledge that among the transaction structures being considered in connection with the evaluation by the Board of Directors of Seller of the C-TEC Restructuring are structures that would involve the spin-off to C-TEC's shareholders of either (i) Commonwealth Communications, Inc. and Commonwealth Telephone Company (the "Commonwealth Companies") or (ii) the domestic cable television business of Seller (each, a "Spin-off"). If the Seller were to decide to effect a Spin-off, Seller intends to request from the IRS an advance letter ruling that, among other things, the Spin-off will qualify as a tax free spin-off within the meaning of Section 355 of the Code (the "Letter Ruling"), without the inclusion of CLD as part of the Commonwealth Companies. If the conditions set forth in Section 11.02(a)(vii) and 11.02(b)(viii) hereof shall not have been previously satisfied or waived, and if Seller and Buyer, after consultation with their respective counsel, agree that inclusion of CLD as part of the Commonwealth Companies in the Spin-off is advisable to obtain the Letter Ruling, then the transactions contemplated by this Agreement shall be modified as follows: (i) CLD and the CLD Business shall not be purchased and sold pursuant hereto, (ii) at the Second Closing, Buyer or Buyer Designee will purchase (x) the International Business by purchasing the assets of International (including the Megacable Interest and the Mazon Note) and assuming, or causing a subsidiary to assume, the liabilities of International (the "International Asset Transaction") and (y) the TEC Air Business by purchasing the shares of TEC Air, (iii) the CIT Purchase Price shall be reduced by an amount equal to $20,000,000 and, notwithstanding Section 2.02(a), shall not be adjusted for the CLD Closing Contribution Amount or the CLD Closing Distribution Amount and (iv) the other provisions of this Agreement shall be construed in light of the foregoing. Buyer and Seller agree to act in good faith in all matters concerning the inclusion or exclusion of CLD as part of the Commonwealth Companies.

               (f) Buyer and Seller acknowledge that although this Agreement contemplates that Buyer will purchase the CIT Businesses through Buyer's purchase of the Company Shares, Buyer shall have the right, at its election, to purchase the CIT Businesses by instead purchasing the Company Shares and the capital stock of TEC Air and by effecting the International Asset Transaction (the "Alternative Purchase Structure"). If Buyer elects the Alternative Purchase Structure, the other provisions of this Agreement shall be construed in light of the revised structure. If Buyer proposes to purchase International separately then Seller may elect, at its option, to have the purchase and sale of the International Business effected through the International Asset Transaction, and in that event the other provisions of this Agreement shall be construed in light of the alternative structure.

               SECTION 2.03. Consideration of Other Structures. The parties will cooperate with each other in good faith in considering other structures (both for the purchases provided for in this Article II and for the repurchases provided for in Section 10.01) that may be preferable from a legal, business or tax perspective. If either party proposes an alternative transaction structure, the other party will cooperate in effecting such alternative structure provided that such second party is not adversely affected thereby in any material respect and further provided that any such alternative structure receives C-TEC Board Approval.

               SECTION 2.04. Construction of Agreement as it Relates to the Closings. This Agreement provides for two sets of transactions: (i) the purchase and sale of the UrbanNet Business and (ii) the purchase and sale of the CIT Businesses. References in this agreement to the First Closing relate solely to the purchase and sale of the UrbanNet Business and related matters, and references in this agreement to the Second Closing relate solely to the purchase and sale of the CIT Businesses and related matters. References in this Agreement to a "Closing Date" refer to each of the First Closing Date and the Second Closing Date, as applicable.

               SECTION 2.05. Elections Under Section 338(h)(10) and Section 197(f). (a) With respect to any stock purchase described in Section 2.01 or
Section 2.02 or effected pursuant to Section 2.03 for which an election under
Section 338(h)(10) of the Code may be made, if Buyer elects, in its sole discretion, Buyer and Seller shall join in making an election under Section 338(h)(10) of the Code and under comparable provisions of state and local tax law (together, the "Section 338(h)(10) Elections") with respect to such stock purchase.

               (b) If Buyer and Seller join in making a Section 338(h)(10) Election, Seller shall, if requested by Buyer, make the election under Section 197(f)(9)(B) of the Code (the "Section 197(f) Election").


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

               As of the date hereof, the First Closing Date (as applicable) and the Second Closing Date (as applicable), Seller hereby represents and warrants as follows:

               SECTION 3.01. Corporate Organization. Seller, UrbanNet Parent, the Company and the Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to own their properties and assets and to conduct their businesses as now conducted. Copies of the articles or certificate of incorporation, as the case may be, and by-laws of Seller, UrbanNet Parent, the Company and the Subsidiaries, with all amendments thereto to the date hereof, have been furnished to Buyer or its representatives, and such copies are accurate and complete as of the date hereof.

               SECTION 3.02. Capitalization; Title to Shares. The authorized capital stock of the UrbanNet Parent, the Company and the Subsidiaries, and the number of shares of each which are issued and outstanding (the "Outstanding Shares"), are set forth on Schedule 3.02 hereto. The Outstanding Shares have been duly authorized and validly issued, and are fully paid and nonassessable and no personal liability attaches to the ownership thereof. The Outstanding Shares represent all of the issued and outstanding shares of capital stock of the relevant company, and, except for (i) the UrbanNet Warrant and (ii) any equity interest issued by one or more of the UrbanNet Companies to MFS Communications Company, Inc. or any of its Affiliates ("MFS") on terms approved by Buyer in its sole discretion (with C-TEC Board Approval), there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire the Outstanding Shares or any unissued or treasury shares of capital stock of such companies. The Outstanding Shares are owned as of the date hereof directly or indirectly by Seller free and clear of any Liens. As of the First Closing Date, Seller will own, directly or indirectly, all of the UrbanNet Shares, and UrbanNet Parent will own, directly or indirectly, all of the Outstanding Shares constituting capital stock of UrbanNet Subsidiaries, free and clear of any Liens. Seller will transfer and deliver, or cause to be transferred and delivered, to Buyer at the First Closing valid and marketable title to the UrbanNet Shares, free and clear of any Lien. As of the Second Closing Date, (x) Seller will own, directly or indirectly, all of the Company Shares, and all of the Outstanding Shares constituting capital stock of International and TEC Air (the "IT Shares"), free and clear of any Liens and (y) unless the Alternative Purchase Structure is elected, CLD will own the IT Shares free and clear of any Liens. At the Second Closing, Seller will transfer and deliver, or cause to be transferred and delivered, to Buyer the Company Shares free and clear of any Liens (and, if the Alternative Purchase Structure is elected, the capital stock of TEC Air free and clear of any Liens). If the International Asset Transaction is effected (whether as a result of Buyer's election to utilize the Alternative Purchase Structure or otherwise), then at the Second Closing Seller will transfer and deliver or cause to be transferred and delivered to Buyer good and marketable title to the assets of International free and clear of any Liens other than Liens disclosed to Buyer in writing prior to the date hereof.

               SECTION 3.03. Authorization; Validity of Agreement. Seller has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate action by the Board of Directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize and approve such execution, delivery and performance. This Agreement has been duly executed by Seller and constitutes the valid and binding obligation of Seller, enforceable against it in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and to general principles of equity.

               SECTION 3.04. No Conflict or Violation. Except for the matters set forth in Section 3.05, the execution, delivery and performance by Seller of this Agreement (i) does not and will not violate or conflict with any provision of the articles or certificate of incorporation, as the case may be, or by-laws of Seller, UrbanNet Parent, the Company or any Subsidiary; (ii) does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority binding upon or applicable to Seller, UrbanNet Parent, the Company or any Subsidiary; (iii) will not violate any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Seller, the Company, UrbanNet Parent or any Subsidiary is a party or by which any of them is bound or to which any of their properties or assets is subject; and (iv) will not result in the creation or imposition of any Lien of any kind whatsoever upon any of the properties or assets of Seller, the Company, UrbanNet Parent or any Subsidiary; subject to such exceptions in the case of clauses (ii), (iii) and (iv) as would not in the aggregate have a Material Adverse Effect or interfere in any material respect with the transactions contemplated hereby.

               SECTION 3.05. Consents and Approvals. (a) Subject to such exceptions as would not in the aggregate have a Material Adverse Effect or interfere in any material respect with the transactions contemplated hereby and except as set forth on Schedule 3.05(a), the execution, delivery and performance by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby do not require the consent, approval or action of, or any filings with or the giving of any notice to, any public, governmental or judicial authority, agency or official.

               (b) Except as set forth on Schedule 3.05(b), no consent, approval, waiver or other action by any Person (other than any governmental or judicial, authority, agency or official referred to in (a) above) under any contract, agreement, indenture, lease, instrument or other document to which Seller, the Company, UrbanNet Parent or any Subsidiary is a party or by which any of them is bound is required or necessary for the execution, delivery and performance of this Agreement by Seller or the consummation of the transactions contemplated hereby, subject to such exceptions as would not in the aggregate have a Material Adverse Effect or interfere in any material respect with the transactions contemplated hereby.

               SECTION 3.06. Financial Statements. The Financial Statements were prepared on a consistent basis in accordance with generally accepted accounting principles (except that they do not include footnote disclosure) and present fairly, in all material respects, the financial position of (i) CLD, (ii) International, (iii) TEC Air, (iv) UrbanNet Parent and the UrbanNet Subsidiaries (other than RCN of Delaware) (on a pro forma consolidated basis) and (v) RCN of Delaware, respectively, as of the Balance Sheet Date and their respective results of operations for the year ended on such date.

               SECTION 3.07. Absence of Certain Changes. Except as set forth on Schedule 3.07, since the Balance Sheet Date, the Company, UrbanNet Parent and each Subsidiary has conducted its business in the Ordinary Course and there have not been (i) any events or conditions that, in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect,
(ii) any changes, by the Company, UrbanNet Parent or any Subsidiary in any method of accounting or accounting practice, (iii) prior to the date hereof, any Contributions made directly or indirectly by Seller to the Company, UrbanNet Parent or any Subsidiary or (iv) prior to the date hereof, any Distributions made directly or indirectly by the Company, UrbanNet Parent or any Subsidiary to Seller.

               SECTION 3.08. Absence of Undisclosed Liabilities. There are no liabilities of the Company, UrbanNet Parent or any Subsidiary of any kind (absolute or contingent) other than: (i) liabilities provided for in the Balance Sheets, (ii) liabilities incurred in the Ordinary Course since the Balance Sheet Date and (iii) other liabilities which in the aggregate are not material to the Company, UrbanNet Parent and the Subsidiaries, taken as a whole.

               SECTION 3.09.     Title to Properties; Encumbrances.

               (a) The assets (tangible and intangible) owned or leased by the Company, UrbanNet Parent and the Subsidiaries, or which they (i) otherwise have the right to use or (ii) will own, lease or otherwise have the right to use as of the applicable Closing Date, constitute all of the assets of Seller and its subsidiaries held for use or used primarily in connection with the Developmental Businesses and are generally adequate to conduct such businesses as currently conducted.

               (b) The Company, UrbanNet Parent and the Subsidiaries do not own any material assets (tangible or intangible) other than those used primarily in, or held primarily in connection with, the Developmental Businesses.

               (c) The Company, UrbanNet Parent and each Subsidiary has good and valid title to its respective assets as reflected on the Balance Sheets (except for assets sold in the Ordinary Course since the Balance Sheet Date), free and clear of all defects and Liens except: (i) Liens disclosed to Buyer in writing prior to the date hereof (ii) Liens arising in the Ordinary Course, or deposits to obtain the release of such Liens;
(iii) Liens for current taxes not yet due and payable; and (iv) Liens or minor imperfections of title that do not interfere with the use or detract from the value of such property and in the aggregate do not have a Material Adverse Effect.

               (d) Upon consummation of the transactions contemplated by this Agreement, (i) Buyer will obtain, through acquisition of the UrbanNet Shares and the Company Shares (and/or, if applicable, the capital stock of TEC Air and the assets (and liabilities) of International) and through the services and arrangements described in Sections 10.03 and 10.04, all of the properties and assets (tangible and intangible) that are used in and necessary to the conduct of the Developmental Businesses by Seller (the "Developmental Business Assets"), and (ii) there will be no significant properties, assets, services or arrangements used in the operation of the Developmental Business(es) acquired on such date and owned by any Person that will not be leased or licensed or provided to Buyer under valid, current leases or license or other arrangements.

               SECTION 3.10.     Litigation.  (a)  Except as set forth on
Schedule 3.10, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of Seller threatened against or affecting, Seller, the Company, UrbanNet Parent or any Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency, official or authority (each, an "Action") which, if determined or resolved adversely to the Seller, Company, UrbanNet Parent or any Subsidiary in accordance with the plaintiff's demands, would reasonably be expected to have a Material Adverse Effect.

               (b) Except as disclosed to Buyer in writing prior to the date hereof, there is no Action which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

               SECTION 3.11. Material Contracts. Except for agreements, contracts, plans, leases, arrangements or commitments ("Contracts") set forth on Schedule 3.11, or entered into after the date hereof on terms and conditions reasonably acceptable to Buyer, none of the Company, UrbanNet Parent or any Subsidiary is a party to or subject to any material Contract.

               SECTION 3.12. Compliance with Laws; No Defaults. Except as set forth on Schedule 3.12, none of the Company, UrbanNet Parent or any Subsidiary is in violation of any applicable provisions of any laws, statutes, ordinances or regulations, except for violations, if any, (i) disclosed to Buyer in writing prior to the date hereof or (ii) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               SECTION 3.13. Finders' Fees. Except for Merrill Lynch & Co. and Donaldson, Lufkin & Jenrette Securities Corporation, whose fees will be paid by Seller, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller, the Company, UrbanNet Parent or any Subsidiary who might be entitled to any fee or commission from Buyer, the Company or any of their respective subsidiaries upon consummation of the transactions contemplated by this Agreement.

               SECTION 3.14. Environmental Matters. (a) There are no liabilities of or relating to the Company, UrbanNet Parent or any Subsidiary, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by any environmental laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date, which in any event, have had or may reasonably be expected to have a Material Adverse Effect.

               (b) There has been no material environmental assessment investigation, study, audit, test, review or other analysis conducted of which Seller has knowledge in relation to the current or prior business of the Company, UrbanNet Parent or any Subsidiary or any property or facility now or previously leased or owned by the Company, UrbanNet Parent or any Subsidiary which has not been delivered to Buyer prior to the date hereof.


                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

               As of the date hereof and the Closing Date, Buyer hereby represents and warrants as follows:

               SECTION 4.01. Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Copies of the articles of incorporation and the by-laws of Buyer, with all amendments thereto to the date hereof, have been furnished to Seller or its representatives, and such copies are accurate and complete as of the date hereof.

               SECTION 4.02. Authorization; Validity of Agreement. Buyer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate action by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Buyer and constitutes the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and to general principles of equity.

               SECTION 4.03. Title to the C-TEC Shares. If Buyer shall elect to deliver C-TEC Shares as all or part of the consideration for the Company Shares in accordance with Section 2.02, then at the Closing, Buyer will be the record and beneficial owner of the C-TEC Shares to be delivered, free and clear of any Lien whatsoever, and will transfer and deliver to Seller at the Closing valid title to such C-TEC Shares free and clear of any Lien.

               SECTION 4.04. No Conflict or Violation. Except for the matters set forth in Section 4.05(a), the execution, delivery and performance by Buyer of this Agreement (i) does not and will not violate or conflict with any provision of its articles of incorporation or by-laws; (ii) does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority binding upon or applicable to Buyer; and (iii) will not violate any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Buyer is a party or by which it is bound or to which any of its properties or assets is subject, subject to such exceptions in the case of clauses (ii) and (iii) as would not materially interfere with the transactions contemplated hereby.

               SECTION 4.05. Consents and Approvals. (a) Subject to such exceptions as would not interfere in any material respect with the transactions contemplated hereby, the execution and delivery by Buyer of this Agreement, the performance of Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby do not require the consent, approval or action of, or filings with or the giving of any notice to, any public, governmental or judicial authority, agency or official except as set forth on Schedule 3.05(a).

               (b) Subject to such exceptions as would not interfere in any material respect with the transactions contemplated hereby, no consent, approval, waiver or other action by any Person (other than any public, governmental or judicial authority, agency or official referred to in (a) above) under any contract, agreement, indenture, lease, instrument or other document to which Buyer is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement by Buyer or the consummation of the transactions contemplated hereby.

               SECTION 4.06. Finders' Fees. Except for Salomon Brothers Inc, whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

               SECTION 4.07. Litigation. Except as disclosed to Seller in writing prior to the date hereof, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of Buyer threatened against or affecting, Buyer or any of its properties before any court or arbitrator or any governmental body, agency, official or authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

               SECTION 4.08. Investment Intent and Knowledge. Buyer is acquiring the Company Shares, the UrbanNet Shares (and, if applicable, the capital stock of TEC Air and the assets (and liabilities) of International) for its own account, for investment purposes and not with a view to the distribution thereof, nor with any present intent of distributing such shares or assets. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company Shares, the UrbanNet Shares (and, if applicable, the capital stock of TEC Air and the assets (and liabilities) of International) as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. Buyer acknowledges that it is an affiliate of Seller.

               SECTION 4.09. Balance Sheet. The unaudited balance sheet as of December 31, 1995 for Buyer, in the form delivered by Buyer to Seller, was prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that it does not include footnote disclosure) and presents fairly, in all material respects, the financial position of Buyer as of such date.

               SECTION 4.10. Freedom Investment. The Freedom Investment referred to in Section 10.04 was $27,000,000 as of March 5, 1996.


                                   ARTICLE V

                              COVENANTS OF SELLER

               Seller agrees that:

               SECTION 5.01. Conduct of the Company. From the date hereof until the First or Second Closing Date (as applicable), Seller shall cause the Company, UrbanNet Parent and the Subsidiaries to conduct their businesses in the Ordinary Course and to use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees.

               SECTION 5.02. Access to Information. From the date hereof until the First or Second Closing Date (as applicable), upon reasonable notice, Seller (a) will give, and will cause the Company, UrbanNet Parent and each Subsidiary to give, Buyer, its counsel, financial advisors, auditors and other authorized representatives such access to the offices, properties, books and records of the Company, UrbanNet Parent and the Subsidiaries and to the books and records of Seller relating to the Company, UrbanNet Parent and the Subsidiaries as Buyer may reasonably request, (b) will furnish, and will cause the Company, UrbanNet Parent and each Subsidiary to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company, UrbanNet Parent and the Subsidiaries as such Persons may reasonably request and (c) will instruct the employees, counsel and financial advisors of Seller, the Company, UrbanNet Parent and the Subsidiaries to cooperate with Buyer in its investigation of the Company, UrbanNet Parent and the Subsidiaries.

               SECTION 5.03. Notice of Certain Events. Seller shall promptly notify Buyer of:

               (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

             (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

            (iii) any actions, suits, claims, investigations or proceedings, commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Seller, the Company or any Subsidiary that relate to the consummation of the transactions contemplated by this Agreement.

               SECTION 5.04. Noncompetition. (a) Seller agrees that for a period of two full years from the First Closing Date, neither Seller nor any of its subsidiaries shall (i) engage in any business that competes directly with the UrbanNet Business in any given line of business in any given location provided that as of the date of this Agreement the UrbanNet Business either engages, or intends to engage within such two year period, in that specific line of business in such location or (ii) except as otherwise contemplated hereby, employ any employee of the UrbanNet Business.

               (b) Seller agrees that for a period of two full years from the Second Closing Date, neither Seller nor any of its subsidiaries shall (i) engage in any given location in any business that competes directly with the International Business or the CLD Business (unless CLD is excluded from the transactions contemplated hereby pursuant to Section 2.02(e)) in a specific line of business operated by the International Business or the CLD Business (unless excluded) in such location as of the date hereof or (ii) except as otherwise contemplated hereby, employ any employee of the International Business or the CLD Business (unless CLD is excluded from the transactions contemplated hereby pursuant to Section 2.02(e)).

               (c) For purposes of this Agreement, the provision of goods or services to commercial customers, on the one hand, and non-commercial customers, on the other hand, will be treated as separate lines of business.


                                  ARTICLE VI

                              COVENANTS OF BUYER

               Buyer agrees that:

               SECTION 6.01. Confidentiality. Prior to the First or Second Closing Date (as applicable) and after any applicable termination of this Agreement, Buyer and its Affiliates will hold, and will use their reasonable best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company, UrbanNet Parent and the Subsidiaries furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer without any obligation of confidentiality to Seller or its Affiliates, as applicable; provided that Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transaction contemplated by this Agreement and Buyer will be responsible for any breach of this Section 6.01 by any such Person. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyer and its Affiliates will, and will use their reasonable best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from Seller, the Company, UrbanNet Parent or the Subsidiaries in connection with this Agreement that are subject to such confidence.

               SECTION 6.02. Standstill. During the period beginning on the date hereof and ending on the first anniversary of the C-TEC Restructuring Termination Date, subject to Buyer's obligations under that certain letter to the Special Committee dated December 28, 1995, Buyer will not sell, pledge, encumber or otherwise transfer, or agree to sell, pledge, encumber or otherwise transfer, directly or indirectly, any C-TEC Shares owned by Buyer on the date hereof, if after giving effect thereto, the C-TEC Shares owned by Buyer and not subject to any Lien would represent less than 40% of the C-TEC Total Voting Power or 40% of the total number of C-TEC Shares outstanding on the date hereof; provided, however, that Buyer may (i) deliver C-TEC Shares in accordance with Article II of this Agreement, (ii) sell C-TEC Shares pursuant to a tender or exchange offer or other extraordinary transaction made by C-TEC or recommended by the C-TEC Board of Directors to C-TEC's stockholders, (iii) convert C-TEC Class B Shares into C-TEC Common Shares pursuant to the Articles of Incorporation of Seller and (iv) deliver C-TEC Shares in connection with and pursuant to a C-TEC Restructuring; provided further, that the obligations of the Buyer under this Section 6.02 shall terminate immediately if the C-TEC Restructuring is consummated. As used herein, the term "C-TEC Restructuring Termination Date" means the date, if any, as of which the Board of Directors of C-TEC determines that C-TEC should discontinue its consideration of the C-TEC Restructuring as a possible strategic alternative or enter into any agreement or take any action that would render the C-TEC Restructuring infeasible.

               SECTION 6.03. Change of Name. Buyer acknowledges that the name "C-TEC" is, to the extent owned by Seller, the Company, UrbanNet Parent or any Subsidiary, an asset of Seller and no right to such name is transferred hereby. Promptly after the Second Closing Date, Buyer shall cause the IT Subsidiaries to change their names to delete any reference therein to the name "C-TEC".


                                  ARTICLE VII

                           COVENANTS OF BOTH PARTIES

               The parties hereto agree that:

               SECTION 7.01. Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer each agree, and Seller, prior to the First or Second Closing (as applicable), and Buyer, after the First or Second Closing (as applicable), agree to cause the Company, UrbanNet Parent and the Subsidiaries (as the case may be), to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Seller, after the First or Second Closing (as applicable), agrees to take such actions as may be necessary or desirable, if any, to transfer to Buyer any Developmental Business Assets, to the extent such assets were not transferred by Seller to Buyer at such Closing. Buyer, after the First or Second Closing (as applicable), agrees to take such actions as may be necessary or desirable, if any, to transfer back to Seller any properties and assets which are not Developmental Business Assets, to the extent such properties and assets were transferred by Seller to Buyer at such Closing.

               SECTION 7.02. Certain Filings. Seller and Buyer shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and
(b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions consents, approvals or waivers.

               SECTION 7.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or automated interdealer quotation system, will not issue any such press release or make any such public statement prior to such consultation and without the prior written approval of the other party, which shall not be unreasonably withheld.

               SECTION 7.04. Books and Records. (a) For a period of five years after the First or Second Closing Date (as applicable), Seller shall retain all of its books and records relating to the relevant Developmental Business for periods prior to such Closing Date and Buyer shall have the right to inspect and copy such books and records during normal business hours, upon reasonable prior notice, in connection with the preparation of financial statements, reports and filings and for any other reasonable purpose.

               (b) For a period of five years after the First or Second Closing Date (as applicable), Buyer shall cause the Company, UrbanNet Parent and the Subsidiaries (as applicable) to retain all of their books and records relating to the Developmental Business that include the period ending on such Closing Date, and Seller shall have the right to inspect and copy such books and records during normal business hours, upon reasonable prior notice, in connection with the preparation of financial statements, reports and filings and for any other reasonable purpose.

               (c) Each party will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company, UrbanNet Parent and the Subsidiaries provided to it pursuant to this Section 7.04.

               SECTION 7.05. Intercompany Accounts. Except as contemplated by this Agreement and except for the intercompany contracts set forth in Schedule 7.05 and subject to Section 2.01(e), no intercompany accounts or contracts between Seller or its Affiliates, on the one hand, and the Company, UrbanNet Parent or the Subsidiaries, on the other hand, will be outstanding or in existence as of the Closing.

               SECTION 7.06. Section 338(h)(10) Elections. (a) No later than seven months after the Second Closing Date, Buyer and Seller agree, if Buyer requests that Section 338(h)(10) Elections be made pursuant to Section
2.05 hereof, to consult with each other in order to determine all calculations and allocations required by the Treasury Regulations under Section 338 of the Code and any similar provisions of state or local law. Buyer and Seller agree to negotiate in good faith and use their best efforts to resolve any dispute concerning the calculations and allocations.

               (b) Buyer shall prepare and deliver to Seller a draft of IRS Form 8023-A (Corporate Qualified Stock Purchases), which will reflect the calculations and allocations agreed to by the parties pursuant to Section 7.06(a) or determined by the Accounting Referee pursuant to Section 8.04(f), and all additional data and materials required to be attached to such form for Seller's review by the 30th day prior to the date such form is required to be filed (determined with regard to any extension of time for filing) with the Internal Revenue Service. Buyer shall timely file IRS Form 8023-A with the Internal Revenue Service.

               (c) Buyer agrees to attach a copy of the Form 8023-A to the consolidated Federal income Tax Return (and any other applicable Tax Return) in which Buyer joins for the taxable period that includes the applicable Closing Date and, if the applicable Closing Date is on the last day of such taxable period, to the Federal income Tax Return (and any other applicable Tax Return) filed for the period immediately following the applicable Closing Date. Seller agrees to attach a copy of the Form 8023-A to the consolidated Federal income Tax Return (and any other applicable Tax Return) in which Seller joins for the taxable period that includes the applicable Closing Date. The parties agree to file such Returns on or before the due dates therefor (determined with regard to any extension of time for filing).

               (d) Each of Buyer and Seller shall bear its own respective Taxes, liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax, including those incurred in the contest in good faith of appropriate proceedings for the imposition, assessment or assertion of any Tax, that result from the making of any Section 338(h)(10) Election required under Section 2.05(a) hereof.

               SECTION 7.07.     Section 197(f) Election.  (a) Subject to
Section 7.07(b) hereof, Seller shall bear any liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax, including those incurred in the contest in good faith of appropriate proceedings for the imposition, assessment or assertion of any Tax described in Section 197(f)(9)(B)(ii) of the Code, that result from the making of any Section 197(f) Election required under Section 2.05(b) hereof.

               (b) Notwithstanding anything in Section 2.05(b) or 7.07(a) hereof to the contrary, Buyer shall indemnify Seller to the extent that the Taxes incurred by Seller or any Affiliate thereof under Section 197(f)(9)(B)(ii) of the Code as a result of Seller making a Section 197(f) Election exceed the Taxes that Seller would have incurred in the absence of such election, but only to the extent that such additional Taxes are attributable to the nonutilization or foregoing of otherwise-available credits (including any alternative minimum tax credit), losses (including losses attributable to the disposition of the Developmental Businesses), loss or credit carryovers, or similar items that will not be available to Seller in any other Taxable period.


                                 ARTICLE VIII

                                  TAX MATTERS

               SECTION 8.01. Tax Definitions. The following terms, as used herein, have the following meanings:

               "Federal Tax" means any Tax imposed under Subtitle A of the Code.

               "Post-First Closing Tax Period" means any Tax period (or portion thereof) ending after the close of business on the First Closing Date.

               "Post-Second Closing Tax Period" means any Tax period (or portion thereof) ending after the close of business on the Second Closing Date.

               "Pre-First Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the First Closing Date.

               "Pre-Second Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Second Closing Date.

               "Seller Group" means, with respect to Federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which Seller is the common parent corporation.

               "Tax" means (i) any tax, premium, custom, duty or other like fee, assessment or charge of any kind whatsoever, however imposed or collected, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of the Company, UrbanNet Parent or any Subsidiary for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period during the Tax Indemnification Period, other than a liability attributable to the business or the activities of such Person and (iii) liability of the Company, UrbanNet Parent or any Subsidiary for the payment of any amounts of the type described in (i) as a result of any express or implied obligation to indemnify any other Person.

               "Tax Indemnification Period", means (i) with respect to any Tax described in clause (i) of the definition of "Tax" relating to the UrbanNet Companies, any period (or portion thereof) ended on or prior to December 31, 1995, and with respect to any Tax described in clause (i) of the definition of "Tax" relating to the Company, International or TEC Air, any Tax period (or portion thereof) ending on or prior to the date hereof, except that, with respect to any interest, penalties, additions to tax or additional amounts imposed by any Taxing Authority attributable to Seller's failure to file timely, or to pay or withhold properly or timely, any Return or Tax pursuant to Section 8.03(b) hereof, any Tax period (or portion thereof) ending on or before the applicable Closing Date, (ii) with respect to any Tax described in clause (ii) of the definition of "Tax" (for this purpose without regard to the period in which it arises), any Pre-First Closing Tax Period of the UrbanNet Parent or any UrbanNet Subsidiary and any Pre-Second Closing Tax Period of the Company or any IT Subsidiary and the Taxable period of any member of a group described in such clause (ii) which includes (but does not end on) the applicable Closing Date and (iii) with respect to any Tax described in clause
(iii) of the definition of "Tax", the survival period of the indemnification obligation under the applicable contract.

               "Tax Sharing Agreements" means all existing Tax sharing agreements or arrangements (whether or not written) binding the Company, UrbanNet Parent or any Subsidiary and any agreements or arrangements which afford any other person the benefit of any Tax loss, deduction or credit of the Company, UrbanNet Parent or any Subsidiary, afford the Company or any Subsidiary the benefit of any Tax loss, deduction or credit of any other person or require or permit the transfer or assignment of income, revenues, receipt, or gains.

               SECTION 8.02. Tax Representations. (a) Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that, except to the extent otherwise provided on the Balance Sheet (including the notes thereto) or on Schedule 8.02, (i) all material Tax returns, statements, reports and forms (including estimated returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Second Closing Tax Period by or on behalf of the Company or any IT Subsidiary or with respect to any Pre-First Closing Tax Period by or on behalf of UrbanNet Parent or any UrbanNet Subsidiary (collectively, the "Returns"), have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable laws; (ii) the Company, UrbanNet Parent and the Subsidiaries have timely paid, withheld or made proper provision for all Taxes shown as due and payable on the Returns that have been filed; (iii) the Company and the IT Subsidiaries have made or will on or before the Second Closing Date make proper provision for all Taxes payable by the Company and the Subsidiaries for any Pre-Second Closing Tax Periods ending on or before the date hereof for which no Return has yet been filed and UrbanNet Parent and the UrbanNet Subsidiaries have made or will on or before the First Closing Date make proper provision for all Taxes payable by the UrbanNet Parent and the UrbanNet Subsidiaries for any Pre-First Closing Tax Periods ending on or before the date hereof for which no Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to the Company and the IT Subsidiaries for any Pre-Second Closing Tax Period and with respect to UrbanNet Parent and the UrbanNet Subsidiaries for any Pre-First Closing Tax Period (excluding any provision for deferred income taxes) reflected on the books of the Company, UrbanNet Parent and the Subsidiaries are adequate to cover such Taxes; (v) all Seller Group Returns filed with respect to Taxable years through the Taxable year ended December 31, 1991 have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (vi) none of the Company, UrbanNet Parent or any Subsidiary is delinquent in the payment of any Tax or has requested any extension of time within which to file or send any Return, which Return has not since been filed or sent; (vii) there is no claim, audit, action, suit, proceeding or investigation now pending or threatened in writing against or with respect to the Company, UrbanNet Parent or any Subsidiary in respect of any Tax or assessment; (viii) except as contemplated in this Agreement, there are no requests for rulings in respect of any Tax pending between the Company, UrbanNet Parent or any Subsidiary and any Taxing Authority; (ix) there are no liens for Taxes upon the assets of the Company, UrbanNet Parent or any Subsidiary except liens for current Taxes not yet due; (x) none of the Company or any IT Subsidiary will be required, as a result of a change in method of accounting for a Pre-Second Closing Tax Period, to include any adjustment under Section 481(c) of the Code in taxable income for any Post-Second Closing Tax Period and none of UrbanNet Parent or any UrbanNet Subsidiary will be required, as a result of a change in method of accounting for a Pre-First Closing Tax Period, to include any adjustment under Section 481(c) of the Code in taxable income for any Post-First Closing Tax Period;
(xi) none of Seller, the Company or any IT Subsidiary has entered into or will, on or before the Second Closing Date, enter into any agreement or consent pursuant to Section 341(f) of the Code and none of UrbanNet Parent or any UrbanNet Subsidiary has entered into or will, on or before the First Closing Date, enter into any agreement or consent pursuant to Section 341(f) of the Code; (xii) neither the Company, UrbanNet Parent nor any Subsidiary has been included in a combined, consolidated or unitary Return with any Affiliate for state tax purposes; and (xiii) neither the Company, UrbanNet Parent nor any Subsidiary is currently a party to any Tax Sharing Agreement.

               (b) Schedule 8.02 contains a list of states, territories and jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company, UrbanNet Parent or any Subsidiary.

               SECTION 8.03. Covenants. (a) Without the prior written consent of Buyer (which shall not be unreasonably withheld), none of Seller, the Company, UrbanNet Parent, any Subsidiary or any Affiliate of Seller shall make or change any election, change an annual accounting period, change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, UrbanNet Parent or any Subsidiary, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, UrbanNet Parent or any Subsidiary, take any other action or omit to take any action, if such election, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the Tax liability of the Company, UrbanNet Parent, any Subsidiary, Buyer or any Affiliate of Buyer.

               (b) All Returns required to be filed on or before the First Closing Date with respect to UrbanNet Parent or any UrbanNet Subsidiary, or the Second Closing Date with respect to the Company or any IT Subsidiary will be timely filed in accordance with all applicable laws and any Taxes required to be paid or withheld will be timely paid or withheld and remitted to the appropriate Taxing Authority.

               (c) Seller agrees, in the event Buyer acquires the CIT Businesses for CIT Class B Consideration or CIT Common Stock Consideration and characterizes that acquisition as a tax-free split-off of the CIT Businesses from Seller under Section 355 of the Code, to cooperate with Buyer in good faith in sustaining that characterization, including (i) providing any relevant Taxing Authority with documentation evidencing Seller's business purpose for the disposition of the CIT Businesses, (ii) not taking any position on a Return or before a Taxing Authority contrary to such characterization, and (iii) reasonably assisting Buyer in establishing qualification of the acquisition under Section 355 of the Code, in each case, at Buyer's cost or expense.

               SECTION 8.04. Federal Tax Sharing. (a) Consistent with the tax sharing arrangement presently in effect between Seller and its Affiliates (i) Seller shall continue for any Taxable period (or portion thereof) ending on or prior to the date hereof, to create or credit an intercompany payable to the Company, UrbanNet Parent or the Subsidiaries, as the case may be, for the Tax benefit, if any, derived by Seller or the Seller Group from the use of their losses for such period; provided that notwithstanding anything herein to the contrary, any deduction attributable to the exercise or cancellation of any option granted pursuant to the C-TEC Corporation 1994 Stock Option Plan shall be treated as a deduction of Seller and not as a deduction or loss of the Company, UrbanNet Parent or any of the Subsidiaries and (ii) the Company, UrbanNet Parent, or any Subsidiary, as the case may be, shall continue for any Taxable period (or portion thereof) ending on or prior to the date hereof to create or credit an intercompany payable to Seller for the Tax liability, if any, of such Person for such period; provided that notwithstanding anything herein to the contrary, any deduction attributable to the exercise or cancellation of any option granted pursuant to the C-TEC Corporation 1994 Stock Option Plan shall not be treated as a deduction or loss of the Company, UrbanNet Parent or any of the Subsidiaries for purposes of calculating such Tax liability. The Company or UrbanNet Parent, as the case may be, shall pay Seller (or, if Seller is no longer in existence, C-TEC Properties, Inc.) for the overall net Tax benefit, if any, derived by the Company or any IT Subsidiary from the use of any loss attributable to the exercise or cancellation of any option granted pursuant to the C-TEC Corporation 1994 Stock Option Plan in any Post-Second Closing Tax Period and for the Tax benefit, if any, derived by UrbanNet Parent or any UrbanNet Subsidiary from the use of any such loss in any Post-First Closing Tax Period. Within 30 days after the close of the first calendar quarter following the First Closing Date or the Second Closing Date, as the case may be, Seller shall deliver to Buyer pro forma Federal Tax returns (each a "Pro Forma Return") of the Company, UrbanNet Parent and the Subsidiaries (or of such Persons within the Seller Group prior to such Closing Date) for the period beginning on the date hereof and ending on the close of business on the First Closing Date or the Second Closing Date, as the case may be, together with schedules, statements and supporting documentation, calculated in accordance with Section 8.04(e) hereof. Unless Buyer timely objects as specified in Section 8.04(b) hereof, the Pro Forma Returns shall be the Final Pro Forma Returns, binding on the parties without further adjustment.

               (b) Buyer shall have the right at Buyer's expense to review all work papers and procedures used to prepare the Pro Forma Returns. If Buyer, within 10 business days after delivery to Buyer of a Pro Forma Return, notifies Seller in writing that it objects to any items on such Pro Forma Return, specifying with particularity any such item and stating the specific factual or legal basis for any such objection, Buyer and Seller shall negotiate in good faith and use their best efforts to resolve such items. If Buyer and Seller are unable to reach such agreement within 20 days after receipt by Seller of such notice, the disputed items shall be resolved pursuant to Section 8.04(f) hereof. Upon resolution of all such items, the relevant return shall be adjusted to reflect such resolution, and as so adjusted shall be the Final Pro Forma Return, binding on the parties without further adjustment.

               (c) Within 10 days after a Pro Forma Return becomes a Final Pro Forma Return, Buyer shall cause the Company or UrbanNet Parent, as the case may be, to pay Seller, or Seller shall pay Buyer as appropriate, an amount reflecting the difference between (i) the sum of the Tax liabilities shown on the Final Pro Forma Return and (ii) the aggregate of all amounts, if any, previously paid (whether through actual payment or adjustment of intercompany accounts) by the Company, UrbanNet Parent or the Subsidiaries with respect thereto. In the event the Pro Forma Return shows a loss, Seller shall pay Buyer an amount equal to the anticipated Tax benefit, if any, to Seller or the Seller Group from the use of such loss, to the extent not previously paid (whether through actual payment or adjustment of intercompany accounts) by Seller to the Company, UrbanNet Parent or any Subsidiary. In the absence of reasonable evidence to the contrary, such Tax benefit shall be deemed equal to the product of such loss and the maximum applicable Federal corporate tax rate.

               (d) Within 30 days after Seller has filed a Federal Tax Return with respect to a Tax year including a Closing Date, Seller shall provide Buyer with a copy of that Return and either (i) a statement that the payment made under Section 8.04(c) above correctly reflected the separate tax liability of the Company, UrbanNet Parent and the Subsidiaries (or of such Persons that were still within the Seller Group) or the Tax benefit to Seller or the Seller Group from the use of any loss incurred by such Persons, as the case may be, or (ii) computations showing the correct Tax liability or Tax benefit. Buyer shall have the right at Buyer's expense to review such Return and statement or computations. If Buyer does not object to the statement or computations within 10 days of receipt thereof, the statement or computations will be final and Buyer or Seller, as appropriate, will pay the other the difference, if any, between the payment made pursuant to Section 8.04(c) above and the amount determined under Seller's computations under this Section 8.04(d). If Buyer, within such 10 day period, notifies Seller in writing that it objects to Seller's statement or computations, the provisions of Section 8.04(b) above shall apply mutatis mutandis with respect to the resolution of the parties' dispute.

               (e) The calculation of the amount of income Tax liability set forth on the Pro Forma Returns shall be made as if the Company were filing its own consolidated return including the IT Subsidiaries to the extent possible (with the Company as the common parent) for the relevant portion of the Pre-Second Closing Tax Period and UrbanNet Parent were filing its own consolidated return including the UrbanNet Subsidiaries to the extent possible (with the UrbanNet Parent as the common parent) for the relevant portion of the Pre-First Closing Tax Period; provided that (i) income, deductions, credits and losses shall be computed in a manner consistent with past practices; (ii) the applicable tax rates shall be the appropriate statutory rates in effect during the relevant period; and (iii) in the event the Company is not acquired by Buyer or Buyer and Seller agree to an alternative acquisition structure inconsistent with the language of this Section 8.04(e), the calculation of the income tax liability set forth on the Pro Forma Returns shall be made in a manner consistent with the purposes of this Section 8.04.

               (f) Disputes arising under Section 7.06, 8.04 or 8.05 hereof and not resolved by mutual agreement as stated herein shall be resolved by a nationally recognized accounting firm with no affiliation or relationship whatsoever with Buyer, Seller or their Affiliates (the "Accounting Referee") chosen and mutually acceptable to both Buyer and Seller within five days of the date on which the need to choose the Accounting Referee arises. The Accounting Referee shall resolve any disputed items within 30 days of having the item referred to it pursuant to such procedures as it may require. The costs, fees and expenses of the Accounting Referee shall be borne equally by Buyer and Seller.

               (g) Any payment required under this Section and not made when due shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

               (h) In the event a Closing Date does not occur until 1997 or later, Buyer and Seller will negotiate in good faith to allocate the Tax liability, if any, and/or to provide for the sharing of the Tax benefit, if any, attributable to the Person or Persons to which the post-1996 Closing Date will apply in a manner consistent with the purposes of this Section 8.04.

               SECTION 8.05. Tax Returns. (a) All income tax Returns with respect to periods beginning after December 31, 1995 required to be filed by or with respect to UrbanNet Parent or any UrbanNet Subsidiary after the date hereof and before the First Closing Date or by or with respect to the Company or any IT Subsidiary after the date hereof and before the Second Closing Date will be subject to Buyer's review and filed only with Buyer's consent, which shall not be unreasonably withheld.

               (b) Buyer shall cause UrbanNet Parent or the UrbanNet Subsidiaries to prepare and file all Returns with respect to Tax periods beginning after 1995 (other than the Seller Group's Federal Tax Return) required to be filed by or with respect to UrbanNet Parent or the UrbanNet Subsidiaries after the First Closing Date and cause the Company or the IT Subsidiaries to prepare and file all Returns with respect to Tax periods beginning after 1995 (other than the Seller Group's Federal Tax Return) required to be filed by or with respect to the Company or the IT Subsidiaries after the Second Closing Date and to pay the Taxes shown on such Returns.

               SECTION 8.06. Other Tax Matters. (a) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation. Buyer will, promptly upon receipt of written request therefor, reimburse Seller for 50% of all amounts paid, including expenses, pursuant to the preceding sentence.

               (b) Seller or Buyer, as the case may be, shall promptly pay or shall cause prompt payment to be made to the other party of 50% of the amount of any refund in respect of any amount paid pursuant to Section 8.06(a) above.

               (c) Certification to the effect that Seller is not a "foreign person" as defined in Section 1445 of the Code shall be signed by Seller and delivered to Buyer prior to the Closing.

               SECTION 8.07. Cooperation on Tax Matters. (a) Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, UrbanNet Parent and Seller agree (i) to retain all books and records with respect to Tax matters pertinent to UrbanNet Parent or any of the UrbanNet Subsidiaries relating to any Pre-First Closing Taxable Period and any Taxable period that includes, but does not end on, the First Closing Date or to the Company and the IT Subsidiaries relating to any Pre-Second Closing Taxable Period and any Taxable period that includes, but does not end on, the Second Closing Date, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company, UrbanNet Parent or Seller, as the case may be, shall allow the other party to take possession of such books and records.

               (b) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or customer of the Company, UrbanNet Parent or any Subsidiary or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

               (c) Buyer and Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

               (d) Buyer and Seller agree to cooperate fully with respect to the making of any Section 338(h)(10) Election. Such cooperation shall include, but not be limited to, the making of any calculations or allocations required by the Treasury Regulations under Section 338 of the Code or any similar provisions of state or local law and the preparation and delivery of documentation required by any applicable Taxing Authority.

               SECTION 8.08. Tax Indemnification. (a) Seller hereby indemnifies Buyer against and agrees to hold it harmless from any (x) Tax of the Company, UrbanNet Parent or any Subsidiary to the extent in excess of amounts reserved or provided therefor on the Financial Statements, (y) Tax to the Buyer resulting from a failure of Section 355 of the Code to apply to the transaction effected in the Second Closing to the extent such failure is attributable to any breach of the Section 355 Covenants, and (z) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any amount in clauses (x) and
(y), including those incurred in the contest in good faith of appropriate proceedings for the imposition, assessment or assertion of such amount, in each case related to the Tax Indemnification Period and in each case incurred or suffered by Buyer, any of its Affiliates, UrbanNet Parent, the Company or any Subsidiary (the sum of (x), (y) and (z) being referred to herein as a "Tax Loss"), such Tax Loss to be reduced in each case by the value of any actual or reasonably anticipated reduction in Tax liability to the receiving party or its Affiliates resulting from the indemnification payment or the facts giving rise to such payment.

               (b) Upon payment by Buyer, any of its Affiliates or the Company, UrbanNet Parent or any Subsidiary of any Tax Loss, Seller shall discharge its obligation to indemnify Buyer against such Tax Loss by paying to Buyer an amount equal to the amount of such Tax Loss reduced by the value of any actual or reasonably anticipated reduction in Tax liability to Buyer or its Affiliates resulting from the indemnification payment or the facts giving rise to such payment.

               (c) Any payment pursuant to this Section 8.08 shall be made not later than 30 days after receipt by Seller of written notice from Buyer stating that any Tax Loss has been paid by Buyer, any of its Affiliates, the UrbanNet Parent, the Company or any Subsidiary and the amount thereof and of the indemnity payment requested. Any payment required under this Section and not made when due shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

               (d) Buyer agrees to give prompt notice to Seller of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder and of any Tax Loss, which Buyer deems to be within the ambit of this Section 8.08 (specifying with reasonable particularity the basis therefor) and will give Seller such information with respect thereto as Seller may reasonably request. Seller may, at its own expense, (i) participate in and, (ii) upon notice to Buyer, assume and control the defense of any such suit, action or proceeding; provided that (x) Seller's counsel is reasonably satisfactory to Buyer, (y) Seller shall thereafter consult with Buyer upon Buyer's reasonable request for such consultation from time to time with respect to such suit, action or proceeding and (z) Seller shall not, without Buyer's consent, which may not be unreasonably withheld, agree to any settlement with respect to any Tax if such settlement could reasonably adversely affect the past, present or future Tax liability of Buyer, any of its Affiliates or, upon the First Closing, UrbanNet Parent or any UrbanNet Subsidiary or, upon the Second Closing, the Company or any IT Subsidiary. If Seller assumes such defense, Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Seller. In respect of any Tax for which Seller is liable hereunder, Seller shall be liable for the fees and expenses of counsel employed by Buyer for any period during which Seller has not assumed the defense thereof. Whether or not Seller chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

               (e) Seller shall not be liable under this Section with respect to any Tax resulting from a claim or demand the defense of which it was not offered the opportunity to participate or assume as provided under Section 8.08(e) hereof to the extent Seller's liability under this Section is adversely affected as a result thereof. No investigation by Buyer or any of its Affiliates at or prior to the Closing Date shall relieve Seller of any liability hereunder.

               (f) Seller hereby indemnifies Buyer against and agrees to hold it harmless from any Taxes, liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax, including those incurred in the contest in good faith of appropriate proceedings for the imposition, assessment or assertion of any Tax, that result from any failure by Seller to make a Section 197(f) Election required by Section 2.05(b).

               (g) Buyer shall not be liable to Seller or any Affiliate of Seller, for the payment of any Taxes, liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax imposed on Seller or any Affiliate of Seller, including those incurred in the contest in good faith of appropriate proceedings for the imposition, assessment or assertion of any Tax, that result from the making of any Section 338(h)(10) Election.

               SECTION 8.09. Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Article VIII shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).


                                  ARTICLE IX

                               EMPLOYEE BENEFITS

               SECTION 9.01. Employee Benefit Plans. (a) Seller has furnished or made available to Buyer copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto), the most recent actuarial valuation report prepared in connection with any Employee Plan and all summary plan descriptions relating to any Employee Plan. No Employee Plan is a Multiemployer Plan. Seller has identified to Buyer each Employee Plan that is a Title IV Plan. No Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code.

               (b)  Neither the Seller nor any ERISA Affiliate of Seller has
(i) engaged in or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA or (ii) incurred, or reasonably expects to incur prior to the Closing Date, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that could become a liability of Buyer or any of its ERISA Affiliates after the Closing Date.

               (c)  Each Employee Plan that is intended to be qualified under
Section 401(a) of the Code has been determined to be so qualified; each trust created under any such Plan has been determined to be exempt from tax under
Section 501(a) of the Code. Seller has provided Buyer with the most recent determination letter of the IRS relating to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

               (d) Seller has furnished or made available to Buyer copies or descriptions of each Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations.

               (e) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any of the Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code.

               SECTION 9.02. Pension Plan. With respect to the Pension Plan, Seller and its ERISA Affiliates shall retain all liabilities and obligations in respect of benefits accrued under such Pension Plan by active employees of the Company, the UrbanNet Parent or the Subsidiaries (including employees on authorized leave of absence, military service or lay-off with recall rights) who become employees of Buyer or any of its Affiliates on or after the First Closing Date (the "UrbanNet Transferred Employees") and the Second Closing Date (the "Other Transferred Employees", together the "Transferred Employees"). For purposes of vesting and benefit accrual under the Pension Plan, the Transferred Employees shall receive credit for service with the Buyer or any of its subsidiaries for the period beginning on the First Closing, in the case of the UrbanNet Transferred Employees, and the Second Closing Date, in the case of the Other Transferred Employees and ending on the earlier of C-TEC Restructuring Closing or the expiration of the Repurchase Option Period, (such ending date is hereafter referred to as the "Vesting Date"). The Company, UrbanNet Parent and the Subsidiaries shall pay Seller for expenses attributable to the normal cost (using current salaries rather than projected salaries for the purposes of determining cost) of such additional benefit based on service with the Buyer or any of its Subsidiaries from the relevant Closing Date to the Vesting Date regardless of any cash contribution made by Seller to the Pension Plan; such reimbursement shall not include any cost or expense associated with vesting such employees in such benefit. The Transferred Employees shall be fully vested in their accrued benefits under the Pension Plan as of the Vesting Date and thereafter shall not accrue any benefits under the Pension Plan. No Pension Plan assets shall be transferred to Buyer or any of its Affiliates or to any plan of Buyer or its Affiliates.

               SECTION 9.03. Individual Account Plan. (a) As of the First Closing Date with respect to the UrbanNet Transferred Employees and the Second Closing Date with respect to the Other Transferred Employees, the Transferred Employees shall vest in their account balances under the Individual Account Plan. On the applicable Closing Date or as soon as practicable thereafter, Seller shall (i) cause the trustee of the Individual Account Plan to segregate the assets of such Individual Account Plan representing the full account balances of the Transferred Employees of the Closing Date, (ii) make any and all filings and submissions to the appropriate governmental agencies arising in connection with such segregation of assets and (iii) make all necessary amendments to such Individual Account Plan and related trust agreements to provide for the vesting of account balances, such segregation of assets and the transfer of assets as described below. The manner in which the account balances of the Transferred Employees are invested under the Individual Account Plans shall not be affected by such segregation of assets.

               (b) On or as soon as practicable after the First Closing Date, Buyer shall establish or shall designate an individual account plan for the benefit of the Transferred Employees (the "Successor Individual Account Plan"), shall take all necessary action, if any, to qualify such plan under the applicable provisions, including Sections 401(a) and 401(k), of the Code and shall make any and all filings and submissions to the appropriate governmental agencies required to be made by it in connection with the transfer of assets described below. As soon as practicable following the earlier of (i) the delivery to Seller of a favorable determination letter from the IRS regarding qualified status of the Successor Individual Account Plan if Buyer has designated an existing plan as the Successor Individual Account Plan (as amended to the date of transfer), or (ii) the issuance of indemnities reasonably satisfactory to Seller but in no event before the C-TEC Restructuring Closing, Seller shall cause the trustee of the Individual Account Plan to transfer to the appropriate trustee, as designated by Buyer under the trust agreement forming a part of the Successor Individual Account Plan, in cash or in kind as specified by Seller, the full account balances of the Transferred Employees under the Individual Account Plan (which account balances will have been credited with appropriate earnings attributable to the period from the First Closing Date or the Second Closing Date, as the case may be, to the date of transfer described herein), reduced by any necessary benefit or withdrawal payments to, or in respect of, the Transferred Employees occurring during the period from the applicable Closing Date to the date of transfer described herein.

               (c) In consideration for the transfer of assets described herein, Buyer shall, effective as of the date of transfer described herein, assume all of the obligations of Seller and any of its ERISA Affiliates in respect of the account balances accumulated by the Transferred Employees under the Individual Account Plan (exclusive of any portion of such account balances which are paid or otherwise withdrawn prior to the date of transfer described herein) on or prior to the applicable Closing Date.

               SECTION 9.04. Other Employee Plans. Seller shall retain all obligations and liabilities under the Employee Plans and Benefit Arrangements in respect of any employee or former employee (including any beneficiary or dependent thereof) who is not a Transferred Employee. Buyer or one of its subsidiaries (other than Seller or one of its subsidiaries) shall assume all liabilities and obligations in respect of the Transferred Employees arising (i) under the Employee Plans and the Benefit Arrangements (other than the C-TEC 1994 Stock Option Plan and the Pension Plan) to the extent any such liability or obligation relates to periods prior to the First Closing Date, in the case of the UrbanNet Transferred Employees, and the Second Closing Date, in the case of the Other Transferred Employees, and (ii) under any workers' compensation arrangement relating to periods prior to either Closing Date, including liability for any retroactive workers' compensation premiums attributable to such periods. Notwithstanding the foregoing, with respect to the Transferred Employees (including any beneficiary or dependent thereof), Seller shall retain all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or arrangement to the extent that any such liability or obligation relates to claims incurred (whether or not reported), on or prior to the First Closing Date with respect to the UrbanNet Transferred Employees and the Second Closing Date with respect to the Other Transferred Employees; provided however, that with respect to such liability or obligation, the Company, the UrbanNet Parent and the Subsidiaries shall reimburse Seller in accordance with past practice. For purposes of the foregoing, medical or dental claims are deemed to be incurred when the medical or dental service is performed and life, accident or disability claims are deemed to be incurred on the date the event giving rise to such claim occurred.

               SECTION 9.05. Insurance Coverage. To the extent requested by Buyer in writing prior to the First Closing Date, and for a period beginning on the First Closing Date and ending no later than June 30, 1997, Seller agrees to continue to provide, at the expense of Buyer, insurance coverage and claims processing services for Transferred Employees under the Employee Plans and Benefit Arrangements providing for such insurance and services, to the extent permissible under the applicable plans and arrangements. Such continuation of coverage and services shall not affect the allocation of liabilities and obligations set forth in this Article IX.

               SECTION 9.06.     Third Party Beneficiaries.  No provision of
Article IX shall create any third party beneficiary rights in any employee or former employee of the Company, the UrbanNet Parent and the Subsidiaries (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and except as provided in Section 9.02, no provision of Article IX shall create any rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.


                                   ARTICLE X

                               OTHER AGREEMENTS

               SECTION 10.01. Repurchase Option. (a) If the First Closing or the Second Closing, as applicable, shall occur, C-TEC shall have the right to repurchase from RCN one or more of the Developmental Businesses on the terms and subject to the conditions set forth in this
Section 10.01. During the period (i) beginning on the earliest of (A) the C-TEC Restructuring Termination Date, (B) if on January 1, 1997 C-TEC is not a party to a bona fide agreement with an unaffiliated third party pursuant to which C-TEC is obligated (subject to standard closing conditions) to consummate a C-TEC Restructuring (a "Third Party Agreement") or, to the extent that no Third Party Agreement is required to effect a C-TEC Restructuring, a resolution of the Board of Directors of C-TEC authorizing the C-TEC Restructuring (an "Authorizing Board Resolution") has not been adopted, January 1, 1997 and (C) if on January 1, 1997 C-TEC is a party to a Third Party Agreement or, to the extent that no Third Party Agreement is required to effect a C-TEC Restructuring, an Authorizing Board Resolution is in effect, then the first date thereafter on which either C-TEC is no longer bound by any Third Party Agreement or an Authorizing Board Resolution is no longer in effect, as the case may be, and (ii) ending 30 days thereafter (the "Repurchase Option Period"), C-TEC shall have the option (the "Repurchase Option") to repurchase from RCN, at the election of C-TEC, and subject to C-TEC Board Approval, any or all of the Developmental Businesses as set forth herein.

               If C-TEC wishes to consider the exercise of the Repurchase Option, C-TEC shall deliver to RCN a request (the "Repurchase Price Request") for a Repurchase Price Certificate (as defined below) by no later than the tenth day of the Repurchase Option Period. By no later than the tenth day after its receipt, if any, of the Repurchase Price Request, RCN shall deliver to C-TEC a certificate executed by the Chairman of the Board, the President or any Vice President of RCN (the "Repurchase Price Certificate") setting forth for each Developmental Business the price at which C-TEC may repurchase such business pursuant to the Repurchase Option (the "Repurchase Price") as of such date and reasonable detail regarding the calculation of each such Repurchase Price. The date upon which the Repurchase Price Certificate is so delivered is referred to herein as the "Certificate Date". If C-TEC disagrees as to any calculation in the Repurchase Price Certificate, the parties will resolve the dispute promptly and in good faith, provided that any such resolution shall be subject to C-TEC Board Approval. The Repurchase Price for any given Developmental Business shall be an amount equal to the Repurchase Allocated Price (as hereinafter defined) with respect to such Developmental Business adjusted as follows: (i) increased by the Contribution Amount with respect to all Contributions made directly or indirectly by RCN to such Developmental Business after the applicable Closing and prior to the Certificate Date, (ii) reduced by the Distribution Amount with respect to all Distributions made directly or indirectly to RCN by such Developmental Business after the applicable Closing and prior to the Certificate Date and (iii) increased by an amount (the "IRR Interest Amount") necessary to provide RCN with a 7% annual internal rate of return on its investment (i.e., Repurchase Allocated Price, plus post-Closing Contributions, less post-Closing Distributions) in such Developmental Business. The IRR Interest Amount shall be adjusted from the amount set forth in the Repurchase Price Certificate depending on the date upon which the Repurchase Closing, if any, takes place. From (w) the Certificate Date to (x) the date the Repurchase Option expires unexercised or the Repurchase Closing takes place, as the case may be, RCN shall not make any Contributions to any Developmental Business subject to the Repurchase Option or permit any such Developmental Business to make any Distributions, without the consent of C-TEC, which consent shall not be unreasonably withheld. If any such Contribution or Distribution is made with the consent of C-TEC, the relevant Repurchase Price shall be adjusted appropriately. With respect to each Developmental Business, the parties will cooperate in good faith regarding its capitalization, management and operations between (y) the first date of the Repurchase Option Period and (z) the date upon which either the Repurchase Option with respect thereto expires unexercised or the date upon which the Repurchase Closing occurs.

               The parties acknowledge further that the CIT Purchase Price referred to in Section 2.02 was calculated on the basis of the value of the CIT Businesses as a whole, and that no specific allocation was made in arriving at the CIT Purchase Price. In order to establish the Repurchase Price for each Developmental Business and for purposes of Section 10.02, however, the parties have made certain allocations. For purposes hereof, the "Repurchase Allocated Price" for each Developmental Business is as follows:
(i) in the case of the CLD Business, $20,000,000 increased by the sum of (x) the CLD Closing Contribution Amount and (y) the Allocable CIT Interest Amount with respect to CLD, if any, and decreased by the CLD Closing Distribution Amount, (ii) in the case of the International Business, $77,088,000 increased by the sum of (x) Mazon Interest Amount and (y) the Allocable CIT Interest Amount with respect to International, if any, and decreased by the International Closing Distribution Amount, (iii) in the case of the TEC Air Business, $3,000,000 increased by the sum of (x) the TEC Air Closing Contribution Amount and (y) the Allocable CIT Interest Amount with respect to TEC Air, if any, and decreased by the TEC Air Closing Distribution Amount and
(iv) in the case of the UrbanNet Business, the UrbanNet Purchase Price.

               (b) During the Repurchase Option Period, C-TEC shall be permitted to conduct a due diligence investigation of the Developmental Businesses and RCN shall provide C-TEC with such information and assistance in connection therewith as C-TEC shall reasonably request.

               (c) C-TEC may exercise the Repurchase Option at any time during the Repurchase Option Period by delivering a written notice (the "Exercise Notice") to RCN which shall contain an unconditional exercise of the Repurchase Option and shall list the Developmental Business or Businesses to be repurchased (the "Designated Businesses"). Upon delivery of the Exercise Notice, the Repurchase Option and the related rights and obligations of the parties under this Section 10.01 shall terminate with respect to any Developmental Business that is not a Designated Business.

               If C-TEC delivers an Exercise Notice, the following provisions shall apply with respect to the repurchase of the Designated Business or Businesses (the "Repurchase"). The parties agree to use their reasonable best efforts both to satisfy all applicable regulatory requirements, including obtaining all regulatory approvals, and to obtain all third party approvals necessary to consummate the Repurchase as promptly as practicable. The Repurchase shall be consummated as promptly as possible, but in any event no later than five business days after the receipt of all necessary regulatory and third party approvals. The Repurchase shall be consummated at a closing at the offices of C-TEC (the "Repurchase Closing"). The Repurchase shall be effected through the purchase and sale of the same securities (or, if applicable with respect to International, the assets and liabilities of International) as the original purchases and sales pursuant to Article II hereof; provided, however, that if RCN purchases the CIT Businesses by purchasing the Company Shares pursuant to Section 2.02 hereof, and if C-TEC desires to repurchase one or both of International and TEC Air but not CLD, C-TEC shall purchase the stock of one or both of International and TEC Air, as the case may be, rather than the stock of CLD. The corporation or corporations whose stock is to be purchased in accordance with this paragraph are referred to herein as the "Purchased Corporations".

               The Repurchase Price shall be paid as follows: (i) to the extent that the Repurchase Price of a Developmental Business is equal to or less than the Repurchase Allocated Price of such Developmental Business, then
(x) in the case of the UrbanNet Business and the Freedom Interest, in cash, and (y) in the case of any of the CIT Businesses, in cash, C-TEC Class B Shares and C-TEC Common Shares in the same proportion as Seller received from Buyer pursuant to Section 2.02, (ii) with respect to any excess of the Repurchase Price of a Developmental Business other than the UrbanNet Business or the Freedom Interest, over the Repurchase Allocated Price of such Developmental Business, in any combination, as determined by C-TEC in its sole discretion, of cash, C-TEC Class B Shares and C-TEC Common Shares, and (iii) with respect to any excess of the Repurchase Price of the UrbanNet Business or the Freedom Interest over the Repurchase Allocated Price of such Developmental Business, in cash. For purposes of clause (i) of the preceding sentence, any C-TEC Class B Shares and C-TEC Common Shares delivered shall be valued in accordance with the third paragraph of Section 2.02(a), and for purposes of clause (ii) of the preceding sentence, (1) any C-TEC Class B Shares delivered shall be valued based on the average closing price of C-TEC Class B Shares on the Nasdaq SmallCap Market for the ten trading days ending two business days prior to the date of the Repurchase Closing and (2) any C-TEC Common Shares, if any, delivered shall be valued based on the average closing price of C-TEC Common Shares on the Nasdaq Stock Market for the ten trading days ending two business days prior to the date of the Repurchase Closing. Any C-TEC Common Shares or C-TEC Class B Shares delivered by Seller as consideration shall be fully paid and nonassessable and Seller shall transfer and deliver such shares free and clear of any Liens.

               At the Repurchase Closing,

               (i) C-TEC shall deliver to RCN:

               (A) any cash consideration by wire transfer in immediately available funds to an account in the United States, which account shall be designated by RCN no later than two business days prior to the date of the Repurchase Closing;

               (B) certificates for any consideration to be delivered in the form of C-TEC Class B Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto; and

               (C) certificates for any consideration to be delivered in the form of C-TEC Common Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

               (ii) RCN shall deliver or cause to be delivered to C-TEC good and valid title to all of the capital stock (or, if applicable with respect to International, the assets and liabilities of International) of the Purchased Corporations owned directly or indirectly by RCN free and clear of any Lien.

               (d) If C-TEC does not deliver an Exercise Notice by the last day of the Repurchase Option Period, the Repurchase Option shall expire and the rights and obligations of the parties under this Section
10.01 shall terminate. If the Repurchase Closing has not previously occurred, and regardless of whether C-TEC has previously delivered an Exercise Notice, all rights of C-TEC under this Section 10.01 shall terminate immediately if a C-TEC Restructuring is consummated.

               (e) With respect to each Developmental Business, between the First or Second Closing, as applicable, and the termination of C-TEC's right to repurchase such Developmental Business under this Section 10.01, RCN agrees
(i) to operate such Developmental Business using the corporate structure existing at the First or Second Closing, as applicable, except with respect to any "arm's length" arrangements with MFS or its Affiliates and as contemplated in the Liberty Transaction (as hereinafter defined) and except to the extent any changes thereto would not materially adversely affect C-TEC's rights hereunder; (ii) to act in good faith in connection with any transaction that may be construed as Contribution to, or a Distribution from, such Developmental Business; (iii) not to sell, lease, transfer, pledge or otherwise encumber its interest in such Developmental Business other than to a Buyer Designee, provided that (x) UrbanNet Parent may form a Person, controlled by UrbanNet Parent, to which it may transfer shares of capital stock of any of the UrbanNet Subsidiaries, (y) UrbanNet Parent may cause any Person controlled by UrbanNet Parent to enter into an "arm's-length" agreement or arrangement with MFS pursuant to which MFS acquires any of the capital stock (or its equivalent) or any security convertible or exchangeable into such capital stock (or its equivalent), of such Person, and (z) UrbanNet Parent may cause the conversion of any of the UrbanNet Subsidiaries into another form of Person; and (iv) to use reasonable efforts to operate such Developmental Business in the Ordinary Course and in such a manner that the representations and warranties given by Seller in this Agreement would not be untrue in any material respect.

               (f) In the event C-TEC elects to exercise the Repurchase Option, it agrees to cooperate with RCN and to use its best efforts in structuring the Repurchase and in determining the type of consideration to be used in paying the Repurchase Price to minimize the Tax cost to RCN from the Repurchase, provided that C-TEC will be under no obligation to take a course of action that would be economically detrimental to C-TEC or contrary to its overall business objectives.

               SECTION 10.02. Subsequent Sale of the CLD Business or the International Business. If RCN consummates a Covered Business Sale at any time during the two year period beginning on the Second Closing Date, RCN shall within two business days after such transaction is consummated deliver to C-TEC in cash a portion of the Net Profit from such transaction as follows: (i) if the Covered Business Sale occurs on or before the first anniversary of the Second Closing Date, 20% of the Net Profit and (ii) if the Covered Business Sale occurs after such first anniversary, 10% of the Net Profit. As used herein, the following terms have the following meanings: The term "Covered Business Sale" means a direct or indirect sale or other disposition by RCN to an unaffiliated third party of all or substantially all of the business or assets of any Covered Business, whether by means of a sale, merger, consolidation or otherwise. The term "Covered Business" means each of the CLD Business and the International Business. The term "Net Profit" means the excess if any of (x) the Fair Market Value of all consideration received directly or indirectly by RCN in the Covered Business Sale (net of any reasonable out-of-pocket expenses) over (y) the Net Investment in the Covered Business or Businesses sold.
The term "Net Investment" means, with respect to any Covered Business, the Repurchase Allocated Price for such Covered Business increased by the Contribution Amount with respect to all Contributions made directly or indirectly by RCN to such Covered Business after the Second Closing and decreased by the Distribution Amount with respect to all Distributions made by such Covered Business directly or indirectly to RCN after the Second Closing. During the two year period beginning on the Second Closing Date, RCN will act in good faith in connection with any transaction that may be construed as a Contribution to, or a Distribution by, a Covered Business. If a Covered Business Sale involves a sale or other disposition of only a portion of a Covered Business, or if a Covered Business Sale involves the sale or other disposition of assets in addition to one or both of the Covered Businesses, appropriate allocations and adjustments shall be made in calculating the Net Profit therefrom. In the event of a dispute between the parties as to whether a Covered Business Sale has occurred or as to the amount of Net Profit therefrom, the parties shall negotiate in good faith to resolve such dispute, provided that any such resolution shall be subject to C-TEC Board Approval. If the parties are unable to resolve the dispute within ten business days, the matter shall be submitted to an investment banking firm mutually acceptable to both parties. Such firm shall render its determination of such dispute within 60 days, and such determination of such firm shall be conclusive.

               SECTION 10.03.  Management and Operating Services.  (a)
From the date hereof until the earlier of (x) the consummation of the C-TEC Restructuring (the "C-TEC Restructuring Closing"), if any, and (y) June 30, 1997, C-TEC shall cause its subsidiary, C-TEC Services, Inc. ("C-TEC Services") to provide to RCN Corporate Services, Inc. ("RCN Services"), a subsidiary of RCN, (i) such management and support services and technical assistance ("Services"), and (ii) such office space, equipment, furniture and other items ("Facilities"), as RCN may reasonably request in connection with the ownership and operation by RCN and its subsidiaries of the Freedom Interest and such of the Developmental Businesses as RCN may purchase pursuant hereto (together with the Freedom Interest, the "RCN Businesses").

               (b) As of the date hereof, (i) C-TEC Services intends, and will be permitted but not required, to hire or offer to hire (either directly or through an affiliate), (x) Steven Rabbitt of UrbanNet Parent effective as of the First Closing, if any, and (y) Kevin O'Hare of CLD effective as of the Second Closing, if any, provided that CLD is purchased by RCN at such Second Closing, and (ii) RCN intends, and will be permitted but not required, to hire or offer to hire (or to do so through RCN Services or other affiliates or subsidiaries of RCN) effective as of the C-TEC Restructuring Closing, if any,
(x) all or substantially all of the employees of C-TEC Services, as well as Michael Adams of Commonwealth Communications, Inc. ("CCI"), and (y) up to 20 of those employees of CCI all or substantially all of whose time is spent on matters related to the RCN Businesses.

               (c) Following the C-TEC Restructuring Closing, if any, (the "Post Restructuring Term") (i) RCN shall cause RCN Services to provide such Services to C-TEC Services as may reasonably be requested by C-TEC Services in connection the ownership and operation by C-TEC and its Subsidiaries of such businesses as they may own from time to time (the "C-TEC Businesses") and (ii) C-TEC shall continue to provide to RCN Services such Facilities as may reasonably be requested by RCN Services in connection with the ownership and operation by RCN and its subsidiaries of the RCN Businesses.

               (d)   The Services and Facilities referred to in subsections
(a) and (c) and the employee transfers referred to in subsection (b) will be provided or effected on the terms and conditions set forth in the Services Agreement between RCN Services and C-TEC Services dated as of the date hereof (the "Services Agreement"). The form of the Services Agreement is set forth as Exhibit B hereto. The obligation of either party to the Services Agreement to provide Services or Facilities shall be subject to the availability to such party of such Services or Facilities at the relevant time. Prior to the C-TEC Restructuring Closing, if any, (and in the case of Facilities, during the first year of the Post Restructuring Term, if any) C-TEC Services will not be obligated to provide services to RCN Services to the extent that the provision of such services would leave C-TEC Services with inadequate resources to support the C-TEC Businesses in the ordinary course. If, during the first year of the Post Restructuring Term, if any, RCN Services shall have inadequate resources to support in the ordinary course both the RCN Businesses and the C-TEC Businesses, the C-TEC Businesses will be given priority.

               (e) If the C-TEC Restructuring Closing, if any, shall occur on or before June 30, 1997, the initial term of the Services Agreement shall end on the first anniversary of the C-TEC Restructuring Closing, but shall automatically renew for successive periods of one year unless one of the parties shall give written notice to the other party not less than 30 days prior to the end of the then-current term that the Services Agreement shall terminate at the end of the then-current term. If no C-TEC Restructuring Closing has taken place by June 30, 1997, the Services Agreement shall automatically terminate on such date, and C-TEC and RCN shall enter into Services, Facilities and employment arrangements designed to accomplish the purposes set forth in the Services Agreement, and the parties shall negotiate in good faith regarding such arrangements.

               SECTION 10.04. Corporate Opportunity. Seller acknowledges that (i) for purposes of the corporate opportunity doctrine under Pennsylvania law, activities and opportunities relating to the Developmental Businesses could, under certain circumstances, be construed as corporate opportunities of Seller, (ii) Seller is receiving valuable consideration from Buyer for the Developmental Businesses and (iii) Buyer is purchasing the Developmental Businesses with a view to expansion of those businesses. To induce Buyer to enter into this Agreement, Seller agrees that the doctrine of corporate opportunity shall not apply to Buyer in connection with its ownership and operation of the Developmental Businesses provided that for a period of two years from the first to occur of the First Closing Date and the Second Closing Date, neither Buyer nor any of its subsidiaries shall (i) engage in any business that in any given location competes directly with the domestic cable television business of Seller, the CLD Business (only if CLD is excluded from the transactions contemplated hereby pursuant to Section 2.02(e)), or the local telephone business of Seller (collectively, the "Continuing Businesses") in a specific line of business operated by one of the Continuing Businesses in such location as of the date hereof or (ii) except as otherwise contemplated hereby, employ any employee currently employed by the Seller or any of its subsidiaries. Subject to the foregoing proviso, Seller agrees that neither Buyer nor any of its Affiliates shall have any obligation not to (i) engage in the same or similar activities or lines of business as Seller or its subsidiaries or develop or market any products or services that compete, directly or indirectly, with those of Seller or its subsidiaries, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, Seller or any of its subsidiaries, (iii) do business with any client or customer of Seller or its subsidiaries, or (iv) employ or otherwise engage a former officer or employee of Seller or its subsidiaries. In furtherance of the foregoing, Seller acknowledges that Buyer, through Buyer's subsidiary Freedom New York, L.L.C. ("Freedom"), has purchased certain assets and assumed certain liabilities of or relating to Liberty Cable Company, Inc. ("Liberty") on the terms set forth in an Asset Purchase Agreement dated as of February 20, 1996, among Freedom, Liberty, Liberty Cable Television, Inc., Liberty Cable Newport, Inc., Birdsong Communications, Inc., Battery Place Cable Corp. and Liberty Interactive Video Enterprises, Inc., and the related agreements contemplated thereby (the "Liberty Transaction"), and Seller agrees that such transaction shall not be construed as a corporate opportunity of Seller. During the Repurchase Option Period, if any, C-TEC shall have the option to purchase RCN's interest in Freedom and all related assets and liabilities (collectively, the "Freedom Interest") from RCN, subject to the following conditions: (i) the Freedom Interest will be deemed a Developmental Business subject to purchase by C-TEC for cash pursuant to Section 10.01, (ii) if the First Closing shall occur, C-TEC shall not be permitted to purchase either the Freedom Interest or the UrbanNet Business unless it repurchases both, (iii) the Repurchase Allocated Price with respect to the Freedom Interest shall be an amount equal to Buyer's total investment therein (the "Freedom Investment"), (iv) any IRR Interest Amount with respect to the Freedom Interest shall be calculated on the basis of the date or dates of Buyer's investment therein, and (v) references to the "First Closing", "Second Closing" or "applicable Closing" in Section 10.01 shall mean, with respect to the Freedom Interest, March 5, 1996. If C-TEC purchases the Freedom Interest from RCN, RCN will assign to C-TEC, and C-TEC will assume, all related rights and obligations of RCN.

               SECTION 10.05. Trademark Assignments and License. Seller will cause TMH Inc., a Delaware corporation and a wholly owned subsidiary of Seller ("TMH"), to enter into a customary trademark assignment agreement with Buyer or one of its wholly-owned subsidiaries on or before the First Closing (the "First Trademark Agreement"), with mutually acceptable terms pursuant to which TMH will transfer to Buyer all trademarks, service marks and trade names which are owned by TMH and used or held for use primarily in the UrbanNet Business. Seller will, on or before the Second Closing, cause TMH to enter into a customary, royalty-free license agreement granting to CLD a license allowing CLD to use the trade name and service marks "COMMONWEALTH LONG DISTANCE COMPANY" and "CLD" in connection with its long distance telephone business (the "CLD License Agreement"). The CLD License Agreement will not be entered into if CLD is excluded pursuant to Section 2.02(e).

               SECTION 10.06. Assignment of UrbanNet Warrant. If Seller decides to effect a Spin-off of the Commonwealth Companies, or the Commonwealth Telephone Company otherwise ceases to be a subsidiary of Seller, pursuant to a C-TEC Restructuring, Seller shall, prior to the time that Commonwealth Telephone Company ceases to be a subsidiary of Seller, assign the UrbanNet Warrant to (i) the Commonwealth Telephone Company, (ii) any entity that directly or indirectly owns all or substantially all of the capital stock of Commonwealth Telephone Company or (iii) any wholly owned subsidiary of any entity referred to in clause (ii) above; provided, however, that the UrbanNet Warrant may be retained by Seller if Seller shall continue as a publicly owned company following a C-TEC Restructuring.

               SECTION 10.07. Amendment of Interim Budgets. The party that owns any given Developmental Business is permitted to amend in good faith the Interim Budget with respect to such Developmental Business, provided that any amended Interim Budget will be delivered promptly to the Special Committee, or if the Special Committee is not then in existence, to the Board of Directors of C-TEC.


                                  ARTICLE XI

                             CONDITIONS TO CLOSING

               SECTION 11.01. Conditions to Closing in UrbanNet Business Transaction. (a) Conditions to Obligations of Buyer. The obligations of Buyer to consummate the purchase of the UrbanNet Business contemplated by
Section 2.01 of this Agreement are subject to the fulfillment, at or before the First Closing Date, of the following conditions, any one or more of which may be waived by Buyer in its sole discretion:

               (i) All representations and warranties made by Seller in this Agreement relating to the UrbanNet Business and the transactions contemplated hereby relating to the UrbanNet Business shall be true and correct in all material respects on and as of the First Closing Date as if again made by Seller on and as of such date and Buyer shall have received a certificate dated the First Closing Date and signed by the Chairman, the President or any Vice President of Seller to that effect.

               (ii) Seller shall have performed in all material respects all obligations relating to the UrbanNet Business required under this Agreement to be performed by it on or before the First Closing Date, and Buyer shall have received a certificate dated the First Closing Date and signed by the Chairman, the President or any Vice President of Seller to that effect.

               (iii) Neither any preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, which declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other Person, (A) which seeks to prevent or delay the consummation of the transactions relating to the UrbanNet Business contemplated by this Agreement, (B) which challenges the validity or enforceability of this Agreement as it relates to the UrbanNet Business or (C) which both relates to this Agreement and may cause an adverse effect on Buyer or its Affiliates.

               (iv) Buyer shall have received such other duly executed certificates, instruments and documents in confirmation of the representations and warranties of Seller relating to the UrbanNet Business and the transactions contemplated hereby relating to the UrbanNet Business or in furtherance of the transactions relating to the UrbanNet Business contemplated by this Agreement as Buyer or its counsel may reasonably request and as are normal and customary in transactions similar to those contemplated hereby.

               (v) All certificates, instruments and other documents required to be executed or delivered by or on behalf of Seller under the provisions of this Agreement, in connection with the transactions relating to the UrbanNet Business, and all other actions and proceedings required to be taken by or on behalf of Seller in furtherance of the transactions relating to the UrbanNet Business contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for Buyer.

               (vi) Any applicable waiting period under the HSR Act relating to the transactions relating to the UrbanNet Business contemplated hereby shall have expired or been terminated.

               (vii) Seller shall have received, in connection with the transactions relating to the UrbanNet Business, all required consents, authorizations, or approvals from governmental agencies and third parties, in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

               (viii) If the First Closing Date does not occur on or prior to the 90th day following the date hereof, the financial advisor to the Special Committee shall not have withdrawn the UrbanNet Fairness Opinion.

               (ix) The parties thereto shall have entered into the First Trademark Agreement.

               (b) Conditions to Obligations of Seller. The obligations of Seller to consummate the sale of the UrbanNet Business contemplated by Section
2.01 of this Agreement are subject to the fulfillment, at or before the First Closing Date, of the following conditions, any one or more of which may be waived by Seller in its sole discretion:

               (i) All representations and warranties made by Buyer in this Agreement relating to the UrbanNet Business and the transactions contemplated hereby relating to the UrbanNet Business shall be true and correct in all material respects on and as of the First Closing Date as if again made by Buyer on and as of such date, and C-TEC shall have received a certificate dated the First Closing Date and signed by the Chairman, the President or any Vice President of Buyer to that effect.

               (ii) Buyer shall have performed in all material respects all obligations relating to the UrbanNet Business required under this Agreement to be performed by it on or before the First Closing Date, and Seller shall have received a certificate dated the First Closing Date and signed by the Chairman, the President or any Vice President of Buyer to that effect.

               (iii) Neither any preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other Person, (A) which seeks to prevent or delay the consummation of the transactions relating to the UrbanNet Business contemplated by this Agreement, (B) which challenges the validity or enforceability of this Agreement as it relates to the UrbanNet Business or (C) which both relates to this Agreement and may cause an adverse effect on Seller or its Affiliates.

               (iv) Seller shall have received such other duly executed certificates, instruments and documents in confirmation of the representations and warranties of Buyer relating to the UrbanNet Business and the transactions contemplated hereby relating to the UrbanNet Business or in furtherance of the transactions relating to the UrbanNet Business contemplated by this Agreement as Seller or its counsel may reasonably request and as are normal and customary in transactions similar to those contemplated hereby.

               (v) All certificates, instruments and other documents required to be executed or delivered by or on behalf of Buyer under the provisions of this Agreement, in connection with the transactions relating to the UrbanNet Business, and all other actions and proceedings required to be taken by or on behalf of Buyer in furtherance of the transactions relating to the UrbanNet Business, contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for Seller.

               (vi) Any applicable waiting period under the HSR Act relating to the transactions relating to the UrbanNet Business, contemplated hereby shall have expired or been terminated.

               (vii) Buyer shall have received, in connection with the transactions relating to the UrbanNet Business, all required consents, authorizations, or approvals from governmental agencies and third parties, in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

               (viii) If the First Closing Date does not occur on or prior to the 90th day following the date hereof, the financial advisor to the Special Committee shall not have withdrawn the UrbanNet Fairness Opinion.

               (ix) The parties thereto shall have entered into the First Trademark Agreement.

               SECTION 11.02. Conditions to Closing in CIT Businesses Transaction. (a) Conditions to Obligations of Buyer. The obligations of Buyer to consummate the purchase of the CIT Businesses contemplated by Section
2.02 of this Agreement are subject to the fulfillment, at or before the Second Closing Date, of the following conditions, any one or more of which may be waived by Buyer in its sole discretion:

               (i) All representations and warranties made by Seller in this Agreement relating to the CIT Businesses and the transactions contemplated hereby relating to the CIT Businesses shall be true and correct in all material respects on and as of the Second Closing Date as if again made by Seller on and as of such date and Buyer shall have received a certificate dated the Second Closing Date and signed by the Chairman, the President or any Vice President of Seller to that effect.

               (ii) Seller shall have performed in all material respects all obligations relating to the CIT Businesses required under this Agreement to be performed by it on or before the Second Closing Date, and Buyer shall have received a certificate dated the Second Closing Date and signed by the Chairman, the President or any Vice President of Seller to that effect.

               (iii) Neither any preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, which declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other Person, (A) which seeks to prevent or delay the consummation of the transactions relating to the CIT Businesses contemplated by this Agreement, (B) which challenges the validity or enforceability of this Agreement as it relates to the CIT Businesses or (C) which both relates to this Agreement and may cause an adverse effect on Buyer or its Affiliates.

               (iv) Buyer shall have received such other duly executed certificates, instruments and documents in confirmation of the representations and warranties of Seller relating to the CIT Businesses and the transactions contemplated hereby relating to the CIT Businesses or in furtherance of the transactions relating to the CIT Businesses contemplated by this Agreement as Buyer or its counsel may reasonably request and as are normal and customary in transactions similar to those contemplated hereby.

               (v) All certificates, instruments and other documents required to be executed or delivered by or on behalf of Seller under the provisions of this Agreement, in connection with the transactions relating to the CIT Businesses, and all other actions and proceedings required to be taken by or on behalf of Seller in furtherance of the transactions relating to the CIT Businesses contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for Buyer.

               (vi) Any applicable waiting period under the HSR Act relating to the transactions relating to the CIT Businesses contemplated hereby shall have expired or been terminated.

               (vii) The earliest of the following shall have occurred (A) the date upon which the Board of Directors of Seller approves a C-TEC Restructuring that does not involve a tax-free Spin-off or otherwise determines that it will not pursue a tax-free Spin-off, (B) the date upon which Seller shall have received from the IRS the Letter Ruling, without the inclusion of CLD as part of the Commonwealth Companies,
         (C) the date upon which Seller and Buyer, after consultation with their respective counsel, agree that inclusion of CLD as part of the Commonwealth Companies in a Spin-off is advisable to obtain the Letter Ruling, (D) the date upon which Seller and Buyer, after consultation with their respective counsel, agree that the IRS will not issue the Letter Ruling regardless of whether CLD is included as part of the Commonwealth Companies and (E) December 31, 1996.

               (viii) Seller shall have received, in connection with the transactions relating to the CIT Businesses, all required consents, authorizations, or approvals from governmental agencies and third parties, in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

               (ix) If the CIT Purchase Price is paid with CIT Class B Consideration and/or CIT Common Stock Consideration, C-TEC shall have restructured the holding of its business such that it satisfies the requirements of Section 355(b) of the Code.

               (x) The parties thereto shall have entered into the CLD License Agreement, unless CLD is excluded pursuant to Section 2.02(e).

               (xi) The financial advisor to the Special Committee shall not have withdrawn the CIT Fairness Opinion.

               (b) Conditions to Obligations of Seller. The obligations of Seller to consummate the sale of the CIT Businesses contemplated by Section
2.02 of this Agreement are subject to the fulfillment, at or before the Second Closing Date, of the following conditions, any one or more of which may be waived by Seller in its sole discretion:

               (i) All representations and warranties made by Buyer in this Agreement relating to the CIT Businesses and the transactions contemplated hereby relating to the CIT Businesses shall be true and correct in all material respects on and as of the Second Closing Date as if again made by Buyer on and as of such date, and C-TEC shall have received a certificate dated the Second Closing Date and signed by the Chairman, the President or any Vice President of Buyer to that effect.

               (ii) Buyer shall have performed in all material respects all obligations relating to the CIT Businesses required under this Agreement to be performed by it on or before the Second Closing Date, and Seller shall have received a certificate dated the Second Closing Date and signed by the Chairman, the President or any Vice President of Buyer to that effect.

               (iii) Neither any preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other Person, (A) which seeks to prevent or delay the consummation of the transactions relating to the CIT Businesses contemplated by this Agreement, (B) which challenges the validity or enforceability of this Agreement as it relates to the CIT Businesses, (C) which both relates to this Agreement and may cause an adverse effect on Seller or its Affiliates.

               (iv) Seller shall have received such other duly executed certificates, instruments and documents in confirmation of the representations and warranties of Buyer relating to the CIT Businesses and the transactions contemplated hereby relating to the CIT Businesses or in furtherance of the transactions relating to the CIT Businesses contemplated by this Agreement as Seller or its counsel may reasonably request and as are normal and customary in transactions similar to those contemplated hereby.

               (v) All certificates, instruments and other documents required to be executed or delivered by or on behalf of Buyer under the provisions of this Agreement, in connection with the transactions relating to the CIT Businesses, and all other actions and proceedings required to be taken by or on behalf of Buyer in furtherance of the transactions relating to the CIT Businesses contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for Seller.

               (vi) Any applicable waiting period under the HSR Act relating to transactions relating to the CIT Businesses contemplated hereby shall have expired or been terminated.

               (vii) Buyer shall have received, in connection with the transactions relating to the CIT Businesses, all required consents, authorizations, or approvals from governmental agencies and third parties, in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

               (viii) The earliest of the following shall have occurred: (A) the date upon which the Board of Directors of Seller approves a C-TEC Restructuring that does not involve a tax-free Spin-off or otherwise determines that it will not pursue a tax-free Spin-off, (B) the date upon which Seller shall have received from the IRS the Letter Ruling, without the inclusion of CLD as part of the Commonwealth Companies,
         (C) the date upon which Seller and Buyer, after consultation with their respective counsel, agree that inclusion of CLD as part of the Commonwealth Companies in a Spin-off is advisable to obtain the Letter Ruling, (D) the date upon which Seller and Buyer, after consultation with their respective counsel, agree that the IRS will not issue the Letter Ruling regardless of whether CLD is included in as part of the Commonwealth Companies and (E) December 31, 1996.

               (ix) The parties thereto shall have entered into the CLD License Agreement, unless CLD is excluded pursuant to Section 2.02(e).

               (x) The financial advisor to the Special committee shall not have withdrawn the CIT Fairness Opinion.


                                  ARTICLE XII

                           SURVIVAL; INDEMNIFICATION

               SECTION 12.01. Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the First or Second Closing (as applicable); provided, however, that the representations and warranties of Seller in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.09, 3.10(b) (solely as of the date of this Agreement) and 3.13, and all representations and warranties of Buyer set forth in Article IV (provided that for this purpose the representation and warranty in Section 4.07 is solely as of the date of this Agreement), (collectively the "Surviving Representations") shall survive for two years from the First or Second Closing Date (as applicable), the provisions of Article VIII shall survive as provided in Section 8.09, and provided further that this Section 12.01 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the First or Second Closing Date (as applicable) (the "Surviving Covenants"). Notwithstanding the preceding sentence, any Surviving Representation in respect of which indemnity may be sought under Section 12.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

               SECTION 12.02. Indemnification. (a) Notwithstanding the Closing, Seller hereby indemnifies and agrees to fully defend, save and hold Buyer and any of its officers, directors, employees, stockholders, advisors, representatives, agents and affiliates harmless if any indemnified party shall at any time or from time to time suffer any damage, liability (absolute or contingent), obligation, loss, cost, expense (including all reasonable attorneys' fees), claim or cause of action (collectively "Losses") arising out of any breach by Seller of any Surviving Representation or Surviving Covenant; provided, however, that this provision shall not apply with respect to any of the matters covered by Section 8.08 of this Agreement.

               (b) Notwithstanding the First or Second Closing (as applicable), Buyer indemnifies and agrees to fully defend, save and hold Seller and any of its officers, directors, employees, stockholders, advisors, representatives, agents and affiliates harmless if any such party shall at any time or from time to time suffer any Loss arising out of any breach by Buyer of any Surviving Representation or Surviving Covenant.

               SECTION 12.03. Procedures. If the party or parties entitled to receive the benefits of the indemnification provisions hereunder (the "Indemnified Party") asserts that the party from whom indemnification has been sought (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 12.02 hereof, or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall give written notice to the Indemnifying Party, provided that any failure to so notify shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and to the extent such Indemnifying Party is damaged as a result of such lack of notice. The Indemnifying Party agrees to defend, contest or otherwise protect the Indemnified Party against any such suit, action, investigation, or proceeding by counsel of the Indemnifying Party's choice at its sole cost and expense, provided that such counsel shall be reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. The Indemnifying Party, in the defense of any such claim, shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party of a release from all liability with respect to such claim. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnified Party shall be entitled to recover the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding.

               SECTION 12.04. Gross-Up. If any indemnification payment under this Article XII (including, without limitation, this Section 12.04) or
Article VIII hereof is determined to be taxable to the party receiving such payment by any Taxing Authority, the paying party shall also indemnify the party receiving such payment for any Taxes incurred by reason of the receipt of such payment (taking into account the value of any actual or reasonably anticipated reduction in Tax liability to the receiving party resulting from the indemnity payments or the facts giving rise to such payments) and any related costs incurred by the party receiving such payment in connection with such Taxes (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes).


                                 ARTICLE XIII

                                  TERMINATION

               SECTION 13.01. Termination. This Agreement may be terminated at any time prior to First or Second Closing (as applicable):

               (a)   By the mutual written consent of Seller and Buyer;

               (b) Provided that it is not in breach of this Agreement in any material respect and such breach is continuing, by Buyer immediately upon written notice to Seller if the First or Second Closing (as applicable) has not occurred on or prior to December 31, 1996;

               (c) Provided that it is not in breach of this Agreement in any material respect and such breach is continuing, by Seller immediately upon written notice to Buyer if the First or Second Closing (as applicable) has not occurred on or prior to December 31, 1996;

               (d) By Buyer if any of the conditions specified in Section 11.01(a) or 11.02(a) (as applicable) hereof have not been met or waived at such time as such condition is no longer capable of satisfaction;

               (e) By Seller if any of the conditions specified in Section 11.01(b) or 11.02(b) (as applicable) hereof have not been met or waived at such time as such condition is no longer capable of satisfaction;

               (f) By Seller or Buyer if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall have first used their reasonable best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement as they relate to the UrbanNet Business or the CIT Businesses (as applicable); or

               (g) By Seller if the First or Second Closing (as applicable) has not occurred before the C-TEC Restructuring Termination Date, if any.

               SECTION 13.02. Procedure; Effect of Termination. In the event of termination of this Agreement pursuant to Section 13.01, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Seller or Buyer. This Agreement may be terminated as to the transactions relating to the UrbanNet Business, the transactions relating to the CIT Businesses, or both. If the Agreement is terminated as to only one of the two sets of transactions, the provisions of this Agreement not relating specifically to that set of transactions shall continue in full force and effect unless otherwise subsequently terminated in accordance herewith. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement except as provided in Sections 6.01 and 14.02 hereof; provided, however, that no termination of this Agreement pursuant to this
Article XIII shall relieve any party of liability for a willful breach of any provision of this Agreement occurring before such termination.


                                  ARTICLE XIV

                                 MISCELLANEOUS

               SECTION 14.01. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party, provided that (i) Buyer may assign its rights and obligations under this Agreement to any Affiliate of Buyer provided that no such assignment shall relieve Buyer from liabilities hereunder and (ii) following, or in connection with, the C-TEC Restructuring, Seller may assign its rights and obligations (including, but not limited to, its rights and obligations pursuant to Sections 5.04 and 10.04 hereof) under this Agreement to any Person that owns all or substantially all of the local telephone business operated by Seller as of the date hereof and, upon such assignment, the obligations of C-TEC hereunder shall terminate. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

               SECTION 14.02. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

               SECTION 14.03. Notices. All notices, requests and other communications to either party hereunder shall be in writing and shall be delivered personally or be mailed by overnight courier or be sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

(a)      If to Buyer, to:        RCN Corporation
                                 c/o Peter Kiewit Sons', Inc.
                                 1000 Kiewit Plaza
                                 Omaha, Nebraska  68131
                                 Attention: Matthew J. Johnson, Esq.

         with a copy to:         Willkie Farr & Gallagher
                                 One Citicorp Center
                                 153 East 53rd Street
                                 New York, New York  10022-4669
                                 Attention: John S. D'Alimonte, Esq.

(b)      If to Seller, to:       C-TEC Corporation
                                 105 Carnegie Center
                                 Princeton, New Jersey  08540
                                 Attention:  Bruce C. Godfrey and
                                   Raymond B. Ostroski, Esq.

         with a copy to:         Davis Polk & Wardwell
                                 450 Lexington Avenue
                                 New York, New York  10017
                                 Attention: William L. Taylor, Esq.

(c)      If to the Special Committee of Seller, to:

                                 Eugene Roth, Esq.
                                 Rosenn, Jenkins & Greenwald, L.L.P.
                                 15 South Franklin Street
                                 Wilkes Barre, Pennsylvania  18711

         with a copy to:         Weil Gotshal & Manges LLP
                                 767 5th Avenue
                                 New York, New York  10153
                                 Attention: Gerald S. Backman, P.C.

         and to Seller as set forth above,

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other. Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if sent by overnight delivery, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing. No change in any of such addresses shall be effective insofar as notices under this Section 14.03 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 14.03.

               SECTION 14.04. Entire Agreement. This Agreement, together with the schedules and exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the schedules, exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

               SECTION 14.05. Waivers and Amendments. Seller or Buyer may by written notice to the other (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement;
(c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto. Any such amendment or any waiver by Seller shall require the consent of the Special Committee if then existing and, if not existing, any material amendment or material waiver will require C-TEC Board Approval.

               SECTION 14.06. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

               SECTION 14.07. Titles and Headings. The Article and Section headings and the Table of Contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

               SECTION 14.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

               SECTION 14.09. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

               SECTION 14.10. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York and without giving effect to the choice-of-law provisions thereof.

               SECTION 14.11. Arbitration. Except as otherwise specifically provided herein or in the relevant agreement, any disputes or differences arising out of or in connection with this Agreement (including any disputes or differences arising out of or in connection with any agreement which is entered into in connection herewith) shall be finally and exclusively resolved by arbitration under the rules of the American Arbitration Association, which award shall be final and binding on the parties. Except as otherwise agreed by the parties, arbitration shall be by three arbitrators appointed in accordance with said rules. The arbitrators shall be required to submit a written statement of their findings and conclusions. The arbitration shall take place at a time noticed by the American Arbitration Association regardless of whether one of the parties fails or refuses to participate. Exclusive venue of arbitration shall be New York, New York.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 RCN CORPORATION


                                 By: /s/ Matthew J. Johnson
                                    _____________________________
                                    Name:    Matthew J. Johnson
                                    Title:   Vice President


                                 C-TEC CORPORATION


                                 By: /s/ David C. McCourt
                                    _____________________________
                                    Name:    David C. McCourt
                                    Title:   Chairman and Chief
                                             Executive Officer






                                FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN, AND PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO RESIDENTIAL COMMUNICATIONS NETWORK, INC., QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.


                   RESIDENTIAL COMMUNICATIONS NETWORK, INC.

                         Common Stock Purchase Warrant

            Residential Communications Network, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, C-TEC Corporation, a Pennsylvania corporation (the "Holder"), or assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the period beginning on ________, 1996 [date of issuance] and ending on _______, 2001 [five years after date of issuance] in whole or in part, an aggregate of ________________ (___________) [number of shares equal to 6% of outstanding Common Stock at the First Closing] fully paid and non-assessable shares of the Common Stock of the Company at a purchase price of $____ per share (the "Purchase Price") [the per share purchase price paid by RCN for the Common Stock at the First Closing]. The Purchase Price and the number and character of such shares are subject to adjustment as provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock or other securities or property of the Company at the time deliverable upon the exercise of this Warrant.

            1. EXERCISE OF WARRANT. The purchase rights evidenced by this Warrant shall be exercised by the holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its office in __, ___________, accompanied by payment, in cash, by wire transfer of an amount equal to the Purchase Price multiplied by the number of shares being purchased pursuant to such exercise of this Warrant. The holder of this Warrant shall give the Company at least fifteen (15) days prior written notice of such exercise.

            1.1. Partial Exercise. This Warrant may be exercised for less than the full number of shares of Common Stock in which case the number of shares receivable upon the exercise of this Warrant as a whole shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the holder hereof a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the holder hereof.

            2,    DELIVERY OF STOCK CERTIFICATES ON EXERCISE.  As soon as
practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined in accordance with Paragraph 3.8 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. The certificate or certificates shall bear a legend substantially in the following form:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM. THE SHARES REPRESENTED BY THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CAN BE TRANSFERRED ONLY PURSUANT TO THE TERMS OF A WARRANT ISSUED BY RESIDENTIAL COMMUNICATIONS NETWORK, INC. (THE "COMPANY") TO C-TEC CORPORATION AS OF MARCH __, 1996. A COPY OF THE WARRANT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

            3. ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS. In order to prevent dilution of the right granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with this Paragraph 3. For purposes of this Paragraph 3, any reference to RCN (as defined below) includes its successors and assigns and any acquiror of any shares of Common Stock previously owned by RCN, but, in the case of such an acquiror, only with respect to the shares of Common Stock previously owned by RCN and shares of Common Stock issued (or deemed issued) pro-rata in respect of those shares.

            3.1. Adjustment to Purchase Price. Except as provided in Paragraph 3.3, 3.4 or 3.5 below, if and whenever on or after the date of issuance hereof the Company shall issue or sell, or shall in accordance with subparagraphs 3.1(1) to (7), inclusive, be deemed to have issued or sold, any shares of its Common Stock to RCN Corporation, a Delaware corporation ("RCN"), or its affiliates, then forthwith upon such issue or sale (the "Triggering Transaction"), the Purchase Price shall, subject to subparagraphs (1) to (7) of this Paragraph 3.1, be adjusted to the Purchase Price (calculated to the nearest tenth of a cent) determined by dividing:

            (i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding and held by RCN and its affiliates immediately prior to such Triggering Transaction by the Purchase Price then in effect, plus (y) the consideration, if any, received (or deemed to be received in accordance with Section 3.1(1) to (7)) by the Company from RCN and its affiliates upon consummation of such Triggering Transaction, by

            (ii) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding and held by RCN and its affiliates immediately prior to such Triggering Transaction plus (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with subparagraphs 3.1(1) to (7)) to RCN and its affiliates in connection with the Triggering Transaction.

            For purposes of this Paragraph 3, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (i) the number of shares of the Common Stock outstanding at such time, and (ii) the number of shares of the Common Stock deemed to be outstanding under subparagraphs 3.1(1) to (7), inclusive, at such time.

            For purposes of determining the adjusted Purchase Price under this Paragraph 3.1, the following subsections (1) to (7), inclusive, shall be applicable:

            (1) In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then the total maximum amount of Common Stock issuable upon the exercise of such Options, or, in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for the price per share for which the Common Stock is issuable upon such exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities). No adjustment of the Purchase Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

            (2) In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities). No adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

            (3) If (a) the purchase price provided for in any Options referred to in subparagraph (1), (b) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or (c) the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Paragraph 3.1 through 3.5), the Purchase Price in effect at the time of such change shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

            (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be adjusted to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

            (5)  In case any Options shall be issued in connection   with the
      issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such amount of consideration as shall be determined in good faith by the Board of Directors of the Company.

            (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors of the Company in good faith to such Common Stock, Options of Convertible Securities, as the case may be.

            (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Paragraph 3.1.

            3.2.  Dividends Not Paid Out of Earnings or Earned Surplus.
Except as provided in Paragraph 3.1, in the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock covered by Paragraph 3.3) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the exercise of this Warrant, the Company shall pay to the person exercising such Warrant an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason) which the person exercising such Warrant could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of the Warrant immediately before such dividend. For the purposes of this Paragraph 3.2, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

            3.3. Subdivisions and Combinations. In case the Company shall at any time declare a dividend or make any other distribution upon the Common Stock payable in Common Stock or subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

            3.4. Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon exercise of this Warrant at the Purchase Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation or other entity (if other than the Company) resulting from such consolidation or merger or the corporation or other entity purchasing such assets shall assume by written instrument mailed or delivered to the holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

            3.5. No Adjustment for Exercise of Certain Options, Warrants, Etc. The provisions of this Section 3 shall not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs 3.1(1) to (7) inclusive to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its subsidiaries.

            3.6.  Notices of Record Date, Etc.  In the event that:

            (1) the Company shall declare any cash dividend upon its Common Stock, or

            (2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

            (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

            (4) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity, or

            (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in connection with such event, the Company shall give to the holder of this Warrant:

            (i) at least forty-five (45) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

            (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least forty-five (45) days' prior written notice of the date when the same shall take place.

      Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

            3.7. Issuance of Replacement Warrant. If at any time or from time to time on or after the date of issuance hereof, the Company shall grant, issue or sell any shares of Common Stock or any Options or Convertible Securities to RCN or its affiliates, then the holder of this Warrant shall be issued a new warrant (the "Replacement Warrant") to replace this Warrant entitling the Holder to purchase from the Company such number of shares of Common Stock equal to the sum of (a) [the number of shares then subject to purchase under this Warrant], plus (b) the number of shares equal to six (6) percent of the number of shares of Common Stock granted, issued or sold or the number of shares of Common Stock underlying the Options or Convertible Securities granted, issued or sold (or deemed issued or sold under Paragraph 3.1), in each case at the Purchase Price as adjusted in accordance with the provisions hereof. Upon the happening of an event described in this Paragraph 3.7, this Warrant shall cease to be outstanding, shall be canceled and shall cease to exist. The holder of this Warrant shall thereafter surrender this Warrant to the Company in exchange for the Replacement Warrant, the terms of which (other than the terms described above) shall be substantially similar in form and substance to this Warrant.

            3.8. Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Paragraph 3.8, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed (i) if the Common Stock is listed on any national securities exchange on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of exercise, or (ii) if the Common Stock shall not be listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of exercise as reported by the principal trading market, and if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors of the Company.

            3.9. Officers' Statement as to Adjustments. Whenever the Purchase Price shall be adjusted as provided in Section 3 hereof, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record holder of this Warrant at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Paragraph 3.6, such notice shall be included as part of the notice required to be mailed and published under the provisions of Paragraph
3.6 hereof.

            3.10. Good Faith. (1) The granting of any rights to subscribe for or to purchase, the issuance of or the sale of Common Stock, Options, Convertible Securities or other capital stock by the Company or its subsidiaries or (2) the creation of any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its subsidiaries shall be authorized or created by the Board of Directors of the Company only upon a good faith determination that such authorization or creation is in the best interests of the Company.

            4. NO DILUTION OR IMPAIRMENT. The Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

            5. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

            6. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

            7. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

            8. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

            (a) This Warrant shall only be transferred or assigned to (i) Commonwealth Telephone Company, a Pennsylvania corporation, (ii) any entity that directly or indirectly owns all or substantially all of the capital stock of Commonwealth Telephone Company, or (iii) any wholly owned subsidiary of any entity referred to in clause (ii) above.

            (b) Subject to clause (a) above, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

            (c)  Until this Warrant is transferred on the books of   the
      Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

            (d)  Prior to the exercise of this Warrant, the holder   hereof
      shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

            (e) Subject to clause (a) above, the Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Stock in a name other than that of the registered holder of this Warrant or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the holder of this Warrant or until it has been established to the Company's satisfaction that no such tax or charge is due.

            (f) The holder of any shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, hereby agrees that, until five (5) years following the date of the most recent exercise of this Warrant, prior to an effective registration by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, it will not transfer or assign such shares of Common Stock without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each taker or owner hereof agrees and acknowledges that the Company will be acting reasonably if it withholds such consent based upon a determination in good faith that (i) such transfer or assignment may cause the Company to be required to register the class of Common Stock under the Securities Exchange Act of 1934, as amended, or (ii) that the transferee or assignee of such shares is a competitor, or an affiliate of a competitor, of the Company.

            9. ACCESS TO INFORMATION. Upon reasonable request by the holder of this Warrant, the Company shall afford the holder of this Warrant reasonable access at reasonable times to any balance sheets or statements of income (as of the close of any quarterly period or fiscal year) that the Company has prepared during the two (2) years prior to such request. This Paragraph 9 does not create any obligation on the part of the Company to prepare any financial information in any manner whatsoever. The holder of this Warrant agrees that it shall, and shall cause its representatives to, hold in strict confidence all information obtained by them from the Company (unless such information is or becomes publicly available without the fault of any such representatives or public disclosure of such information is required by law) and shall ensure that its representatives do not disclose such information to others without the prior written consent of the Company.

            10. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

            11. HEADINGS, ETC. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

            12. CHANGE, WAIVER, ETC. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

            13. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                                    RESIDENTIAL COMMUNICATIONS
                                    ETWORK, INC.


                                    By__________________________
                                          Name:
                                          Title:


Dated: ________, 1996



                 [To be signed only upon exercise of Warrant]



To Residential Communications Network, Inc.:

            The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______ shares of Common Stock of Residential Communications Network, Inc. and herewith makes payment of $______ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to ___________, whose address is ______________.


Dated:


____________________


                                          _____________________________
                                          (Signature must conform in all
                                          respects to name of Holder as
                                          specified on the face of the
                                          Warrant)


                                          _____________________________
                                                      Address


                 [To be signed only upon transfer of Warrant]



            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase the _________ shares of the Common Stock of Residential Communications Network, Inc. to which the within Warrant relates, and appoints __________ attorney to transfer said right on the books of Residential Communications Network, Inc. with full power of substitution in the premises.


Dated:


____________________


                                          ___________________________
                                          (Signature must conform in all
                                          respects to name of Holder as
                                          specified on the face of the
                                          Warrant)


                                          ____________________________
                                                      Address




In the presence of



______________________





                              SERVICES AGREEMENT


               THIS SERVICES AGREEMENT ("Agreement") is made and entered into as of March 27, 1996, by and between C-TEC SERVICES, INC., a Pennsylvania corporation, having its principal offices located at 105 Carnegie Center, Princeton, New Jersey, 08540 ("C-TEC Services"), and RCN CORPORATE SERVICES, INC., a New Jersey corporation ("RCN Services"), having its principal offices located at 105 Carnegie Center, Princeton, New Jersey, 08540.

               WHEREAS, C-TEC Corporation ("C-TEC"), the parent company of C-TEC Services, has agreed to sell certain of its businesses to RCN Corporation ("RCN"), parent company of RCN Services, (the "Developmental Businesses Transaction") as more specifically set forth in that certain Stock Purchase Agreement dated March 27, 1996 (the "Stock Purchase Agreement"); and

               WHEREAS, RCN has, through a subsidiary, purchased certain assets and assumed certain liabilities of Liberty Cable Company, Inc.; and

               WHEREAS, both C-TEC and RCN agree that due to the Developmental Businesses Transaction and the Liberty Transaction (as defined in the Stock Purchase Agreement) as well as other strategic alternatives being considered by C-TEC at this time, including the C-TEC Restructuring (as defined in the Stock Purchase Agreement), it is in the best interests of C-TEC and RCN for C-TEC Services and RCN Services to enter into this Agreement under the terms and conditions as set forth herein; and

               WHEREAS, C-TEC Services, through its own personnel, is engaged in and is known to have expertise and success in providing management, administrative, technical and support services to certain companies; and

               WHEREAS, RCN Services desires to engage the services of C-TEC Services prior to the C-TEC Restructuring Closing (as defined below) to obtain the benefit of C-TEC Services' experience and assistance with respect to the management, administrative, technical and support services of its operations; and

               WHEREAS, as of the date hereof, RCN intends to hire or offer to hire (or to do so through RCN Services or other affiliates or subsidiaries of RCN) all or substantially all of the employees of C-TEC Services, as well as Michael Adams of Commonwealth Communications, Inc. ("CCI"), effective as of the consummation (the "C-TEC Restructuring Closing") of the C-TEC Restructuring, if any, and may wish to hire or offer to hire certain other employees of CCI effective as of such time; and

               WHEREAS, C-TEC Services desires to engage the services of RCN Services after the C-TEC Restructuring Closing, if any;

               NOW, THEREFORE, in consideration of the premises and the representations, warranties and mutual covenants herein contained, the parties hereby agree as follows:

1.       Definitions:

         Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Stock Purchase Agreement shall have the meaning assigned to such term in the Stock Purchase Agreement.

2.       Duties Prior to the C-TEC Restructuring Closing:

         From the date hereof until the earlier of (x) the date of the C-TEC Restructuring Closing, if any, and (y) June 30, 1997 (the "Pre-Restructuring Term"), C-TEC Services shall provide to RCN Services (i) through C-TEC Services' (or its affiliates' or subsidiaries') officers, employees, agents and other personnel, such management and support services and technical assistance, as RCN Services may reasonably request in connection with the ownership and operation by RCN and its subsidiaries of the Liberty Interest and such of the Developmental Businesses as RCN may purchase pursuant to the Stock Purchase Agreement (together with the Liberty Interest, the "RCN Businesses"), including, but not be limited to, executive and managerial services, insurance support services, engineering, human resources, legal, financial, accounting, and other support services ("Services"), and (ii) such office space, equipment, furniture and other equipment and facilities ("Facilities"), as RCN may reasonably request in connection with the ownership and operation by RCN and its subsidiaries of the RCN Businesses.

3.       Employee Transfer:

         RCN Services and C-TEC Services acknowledge and agree that (x) as of the date hereof, C-TEC Services intends, and will be permitted but not required, to hire or offer to hire (either directly or through an affiliate) (i) Steven Rabbitt of UrbanNet Parent effective as of the First Closing, if any, and (ii) Kevin O'Hare of CLD effective as of the Second Closing, if any, provided that CLD is purchased by RCN at such Second Closing, and (y) as of the date hereof, RCN intends, and will be permitted but not required, to hire or offer to hire (or to do so through RCN Services or other affiliates or subsidiaries of
         RCN) effective as of the C-TEC Restructuring Closing, if any, (i) all or substantially all of the employees of C-TEC Services, as well as Michael Adams of CCI and (ii) up to 20 of those employees of CCI all or substantially all of whose time is spent on matters related to the RCN Businesses.

4.       Duties After the C-TEC Restructuring Closing:

         After the C-TEC Restructuring Closing (the "Post-Restructuring Term"), if any, (i) RCN shall cause RCN Services to provide such Services to C-TEC Services as may reasonably be requested by C-TEC Services in connection with the ownership and operation by C-TEC and its subsidiaries of such businesses as they may own from time to time (the "C-TEC Businesses") and (ii) C-TEC shall continue to provide to RCN Services such Facilities as may reasonably be requested by RCN Services in connection with the ownership and operation by RCN and its subsidiaries of the RCN Businesses.

5.       Fees and Expenses:

         The party providing Services or Facilities hereunder is referred to as "Provider" and the party receiving Services or Facilities is referred to herein as "Recipient". During the Pre-Restructuring Term and Post-Restructuring Term, as applicable, Recipient shall pay Provider for those Services provided hereunder (and related expenses) as follows:

               (a) Services will be billed according to the loaded labor rate of the personnel providing such services based on actual time spent by such personnel; in addition, Recipient will reimburse Provider for outside consultant services incurred and outside legal, accounting and other services relative to Provider's performance of this Agreement ("Services Fees"); and

               (b) reasonable travel, meal, lodging and other expenses will be billed at cost based on detailed expense statements ("Expenses").

         During the term of this Agreement, Facilities will be billed at their actual cost to C-TEC Services as prorated for actual usage by personnel of RCN Services and its affiliates plus reasonable general and administrative expenses ("Facilities Fees").

         Promptly after the end of each calendar month, Provider shall supply to Recipient an invoice setting forth the above-mentioned Services Fees, Facilities Fees and Expenses, and Recipient shall pay Provider for said Services Fees, Facilities Fees and Expenses within thirty (30) days after receipt of such invoice. Provider will require personnel providing Services to maintain accurate records of their time spent in performing Services. Provider will permit Recipient reasonable access to the books and records of Provider to permit Recipient to verify the fees and expenses being charged hereunder. In the event of a dispute as to the fees or expenses being charged hereunder, the matter will be submitted to an independent accounting firm mutually acceptable to both parties and the determination of such firm shall be binding and final.
         The fees and expenses of any such accountant will be paid by the losing party.

6.       Limit on Obligation to Provide Services:

         The obligation of either party to this Agreement to provide Services or Facilities shall be subject to the availability to such party of such Services or Facilities at the relevant time. Prior to the C-TEC Restructuring Closing, if any, (and in the case of Facilities, during the first year of the Post-Restructuring Term (the "Initial Post-Restructuring Term"), if any) C-TEC Services will not be obligated to provide Services or Facilities to RCN Services to the extent that the provision of such Services or Facilities would leave C-TEC Services with inadequate resources to support the C-TEC Businesses in the ordinary course. If, during the Initial Post-Restructuring Term, if any, RCN Services shall have inadequate resources to support in the ordinary course both the RCN Businesses and the C-TEC Businesses, the C-TEC Businesses will be given priority.

7.       Term and Termination:

         The Agreement shall commence on the date hereof. If the C-TEC Restructuring Closing, if any, shall occur on or before June 30, 1997, the initial term of this Agreement shall end on the first anniversary of the C-TEC Restructuring Closing, but shall automatically renew for successive periods of one year unless one of the parties shall give written notice to the other party not less than 30 days prior to the end of the then-current term that the Agreement shall terminate at the end of the then-current term. If no C-TEC Restructuring Closing has taken place by June 30, 1997, this Agreement shall automatically terminate on such date, and C-TEC Services and RCN Services shall enter into Services, Facilities and employment arrangements designed to accomplish the purposes set forth herein (specifically, to provide both parties adequate Services, Facilities and employees to conduct their businesses) and the parties shall negotiate in good faith regarding such arrangements. Upon termination, all documents, working papers and other pertinent information relating to the services being performed hereunder in Provider's possession, or under Provider's control, shall be forwarded to the Recipient, and Recipient shall make payment, in accordance with paragraph 5 hereof, for all Services and Facilities actually received or utilized by the Recipient, and Expenses, up to the date of termination. The Provider will use all reasonable efforts to assist the Recipient during the transition period.

8.       Independent Contractor:

         In the performance of its duties and responsibilities under this Agreement, each party hereto, as Provider, shall be and shall act solely as an independent contractor, and nothing contained in this Agreement or in the relationship of Provider and Recipient hereunder shall constitute, be construed to be or create a partnership or joint venture between Recipient and Provider.

9.       Indemnification:

         Recipient shall indemnify and keep Provider fully indemnified from and against any loss, claim or damage incurred by Provider as a result of any action or claim brought against it by any third party in respect of the provision by Provider of the Services or Facilities stipulated under this Agreement, unless said loss, claim or damage is a direct result of Provider's gross negligence or willful misconduct, and absent gross negligence or willful misconduct on the part of Provider, Provider shall have no liability hereunder.

10.      Confidentiality:

         Each party acknowledges that, in connection with the Services and Facilities to be provided hereunder, it may receive confidential and proprietary information of a business, financial, technical or other type, from the other party or from an affiliate of the other party. Each party agrees that any such information that it receives is to be used by it only relative to the terms and conditions of this Agreement. Each party agrees that any such information that it receives will be used only for the performance of its obligations hereunder. Without limiting the generality of the foregoing, neither party shall commercially exploit any confidential proprietary information for purposes other than those contemplated by this Agreement. Each party shall use its best efforts to keep confidential all information of a proprietary nature that it receives in connection with this Agreement; provided, however, that the parties' respective obligations under this clause shall not relate to any matter falling within the public domain otherwise than by reason of a breach of this Agreement by the party that has received the information. The provisions of this clause shall be binding upon the affiliates, partners, officers, directors, shareholders, employees and agents of the parties, and shall survive the termination of this Agreement.

11.      Representations and Warranties:

         Provider represents and warrants as follows:

               a. All Services to be performed under the terms of this Agreement will be performed in a thorough and professional manner in conformance with industry standards;

               b. That it is (or will be) experienced in the type of Services which it is engaged to provide hereunder; and

               c. Provider will use all reasonable efforts to maintain the Facilities provided hereunder in good repair.

12.      Notices:

         Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or telex number or fax number set out below (or such other address or telex number or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):

         To C-TEC Services:            Michael J. Mahoney
                                       President and Chief Operating Officer
                                       C-TEC Services, Inc.
                                       105 Carnegie Center
                                       Princeton, New Jersey 08540

         With a copy to:               Raymond B. Ostroski
                                       Executive Vice President
                                       General Counsel and Secretary
                                       C-TEC Services, Inc.
                                       105 Carnegie Center
                                       Princeton, New Jersey 08540

         To RCN Services:              Bruce C. Godfrey
                                       Executive Vice President and
                                       Chief Financial Officer
                                       RCN Corporate Services, Inc.
                                       105 Carnegie Center
                                       Princeton, New Jersey 08540

         With a copy to:               Matt Johnson, Esq.
                                       Vice President and Secretary
                                       RCN Corporate Services, Inc.
                                       1000 Kiewit Plaza
                                       Omaha, NE 68131

13.      Binding Effect; Assignability:

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and shall be assignable or delegable by either party only with the written consent of the other party, which said consent shall not be unreasonably withheld.

14.      Waiver:

         Failure on the part of either party to insist upon strict compliance by the other with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition nor shall such be construed as a waiver of any subsequent breach.

15.      Severability:

         The invalidity or unenforceability of any provision hereof, or the application of any provision hereof to any circumstances, shall in no way affect the validity or enforceability of any other provision or the application of such provision to any other circumstances.

16.      Governing Law:

         This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

17.      Survival:

         The provisions of any section of this Agreement which, by their sense and context, appear to be intended to survive the termination or expiration of this Agreement shall so survive. Provider agrees to comply, and do all things necessary for the Recipient to comply, with all applicable Federal, state and local laws, regulations and ordinances in respect of the Services and Facilities to be provided hereunder.

18.      Counterparts:

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

19.      Entire Agreement:

         This Agreement constitutes the entire understanding of the parties relating to the subject matter herein, and cannot be changed or modified unless such change or modification is made in writing and signed by a duly authorized representative of each party. This Agreement supersedes all previous oral, written or other communication between them concerning the subject matter.



         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have hereunto set their hand and seal, all as of the day and year first above written.


                                 RCN CORPORATE SERVICES, INC.

                                 By:  /s/Matthew J. Johnson
                                     ___________________________
                                     Name:  Matthew J. Johnson
                                     Title: Vice President


                                 C-TEC SERVICES, INC.

                                 By:  /s/Michael J. Mahoney
                                     ___________________________
                                     Name:  Michael J. Mahoney
                                     Title: President and Chief
                                               Operating Officer